                                                      Exhibit 10.1


                         AMENDED AND RESTATED CREDIT AND
                             PARTICIPATION AGREEMENT


                                     among


                           LORAL SPACECOM CORPORATION,

                           SPACE SYSTEMS/LORAL, INC.,

                            THE BANKS PARTIES HERETO,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                            as Administrative Agent,

                                      and

                ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.,

  Individually and as Italian Export Financing Arranger and as Selling Bank


                        Dated as of November 14, 1997


                                 Arranged by

                        BANCAMERICA ROBERTSON STEPHENS

                               TABLE OF CONTENTS


                                                                          Page

SECTION 1.  DEFINITIONS....................................................  2
          1.1  Defined Terms...............................................  2
          1.2  Other Definitional Provisions............................... 19

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
               COMMITMENTS AND ADDITIONAL LETTERS OF
               CREDIT COMMITMENTS.......................................... 20
          2.1  Commitments................................................. 20
          2.2  Revolving Credit Notes...................................... 20
          2.3  Procedure for Borrowing..................................... 21

SECTION 3.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS...................... 21
          3.1  The Term Loans.............................................. 21
          3.2  Procedure for Term Loan Borrowing........................... 21
          3.3  Repayment of Term Loans; Evidence of Debt................... 22

SECTION 4.  SYNDICATED LETTERS OF CREDIT AND PARTICIPATIONS
            IN EXPORT LOAN................................................. 24
          4.1  Issuance of Syndicated Letters of Credit.................... 24
          4.2  Participating Interests in Syndicated Letters of Credit......24
          4.3  Procedure for Opening Syndicated Letters of Credit.......... 24
          4.4  Payments in Respect of Syndicated Letters of Credit......... 25
          4.5  Syndicated Letter of Credit Fees............................ 26
          4.6  Syndicated Letter of Credit Reserves........................ 26
          4.7  Participating Interests in Export Loan...................... 27
          4.8  Procedure for Drawdowns under Export Loan Agreement......... 28
          4.9  Payments on Export Loan..................................... 28
          4.10  Concerning the Export Loan Agreement....................... 29
          4.11  Further Assurances......................................... 30
          4.12  Obligations Absolute....................................... 30
          4.13  Assignments................................................ 31
          4.14  Participations............................................. 31
          4.15  Determination of Dollar Equivalent......................... 31

SECTION 5.  GENERAL PROVISIONS............................................. 31
          5.1  Fees........................................................ 31
          5.2  Voluntary Termination or Reduction of Commitments........... 32
          5.3  Interest Rates and Payment Dates............................ 32
          5.4  Computation of Interest and Fees............................ 32
          5.5  Inability to Determine Interest Rate........................ 33
          5.6  Pro Rata Treatment and Payments............................. 33
          5.7  Illegality.................................................. 35

                                                                           Page

          5.8  Requirements of Law......................................... 36
          5.9  Taxes....................................................... 37
          5.10  Indemnity.................................................. 39
          5.11  Change in Lending Office................................... 39
          5.12  Optional Prepayments....................................... 40
          5.13  Mandatory Prepayments...................................... 40
          5.14  Conversion and Continuation Options........................ 41
          5.15  Minimum Amounts of Tranches................................ 42

SECTION 6.  REPRESENTATIONS AND WARRANTIES................................. 42
          6.1  Financial Condition......................................... 43
          6.2  No Change................................................... 44
          6.3  Corporate Existence; Compliance with Law.................... 44
          6.4  Corporate Power; Authorization; Enforceable Obligations......44
          6.5  No Legal Bar................................................ 44
          6.6  No Material Litigation...................................... 45
          6.7  No Default.................................................. 45
          6.8  Ownership of Property; Liens................................ 45
          6.9  Intellectual Property....................................... 45
          6.10  Federal Regulations........................................ 45
          6.11  Investment Company Act; Other Regulations.................. 46
          6.12  Subsidiaries............................................... 46
          6.13  Purpose of Loans........................................... 46
          6.14  Environmental Matters...................................... 46
          6.15  Solvency................................................... 47
          6.16  Security Documents......................................... 47
          6.17  Disclosure................................................. 47

SECTION 7.  CONDITIONS PRECEDENT........................................... 47
          7.1  Conditions to Effectiveness; Initial Extensions of Credit... 47
          7.2  Conditions to Each Extension of Credit...................... 50

SECTION 8.  AFFIRMATIVE COVENANTS.......................................... 51
          8.1  Financial Statements........................................ 51
          8.2  Certificates; Other Information............................. 52
          8.3  Payment of Obligations...................................... 53
          8.4  Conduct of Business and Maintenance of Existence............ 53
          8.5  Maintenance of Property; Insurance.......................... 53
          8.6  Inspection of Property; Books and Records;
               Discussions; Independent Audits............................. 53
          8.7  Notices..................................................... 54
          8.8  Environmental Laws.......................................... 55
          8.9  Additional Subsidiaries..................................... 55

SECTION 9.  NEGATIVE COVENANTS............................................. 56
          9.1  Financial Condition Covenants............................... 56

                                                                          Page

          9.2  Limitation on Indebtedness.................................. 57
          9.3  Limitation on Liens......................................... 58
          9.4  Limitation on Guarantee Obligations......................... 60
          9.5  Limitations on Fundamental Changes.......................... 60
          9.6  Limitation on Sale of Assets................................ 61
          9.7  Limitation on Dividends..................................... 61
          9.8  Limitation on Investments, Loans and Advances............... 62
          9.9  Transactions with Affiliates................................ 63
          9.10  Restrictions on Intercompany Debt.......................... 63
          9.11  Restrictions on Indebtedness to Parent or Loral............ 63

SECTION 10.  EVENTS OF DEFAULT............................................. 63

SECTION 11.  THE ADMINISTRATIVE AGENT...................................... 67
          11.1  Appointment................................................ 67
          11.2  Delegation of Duties....................................... 67
          11.3  Exculpatory Provisions..................................... 67
          11.4  Reliance by Administrative Agent........................... 67
          11.5  Notice of Default.......................................... 68
          11.6  Non-Reliance on Administrative Agent and Other Banks....... 68
          11.7  Indemnification............................................ 69
          11.8  Administrative Agent in Its Individual Capacity............ 69
          11.9  Successor Administrative Agent............................. 69
          11.10  Issuing Bank.............................................. 70

SECTION 12.  MISCELLANEOUS................................................. 70
          12.1  Amendments and Waivers..................................... 70
          12.2  Notices.................................................... 71
          12.3  No Waiver; Cumulative Remedies............................. 72
          12.4  Survival of Representations and Warranties................. 72
          12.5  Payment of Expenses and Taxes.............................. 72
          12.6  Successors and Assigns; Participations; Purchasing
                Banks...................................................... 73
          12.7  Adjustments; Set-off....................................... 76
          12.8  Confidentiality............................................ 77
          12.9  Counterparts............................................... 77
          12.10  Severability.............................................. 77
          12.11  Integration............................................... 77
          12.12  GOVERNING LAW............................................. 77
          12.13  Submission To Jurisdiction; Waivers....................... 78
          12.14  Acknowledgements.......................................... 78
          12.15  WAIVERS OF JURY TRIAL..................................... 78
          12.16  Compliance with Department of Defense Regulations......... 79
          12.17  Consent to Amendment and Restatement...................... 80

SCHEDULES

1.1A  -   Addresses for Notice; Commitments
1.1B  -   Export Loan Interest and Payment Dates
4.1   -   Existing Letters of Credit
6.1   -   Material Changes
6.6   -   Litigation
6.8   -   Indebtedness; Liens
6.9   -   Intellectual Property
6.12  -   Subsidiaries
6.14  -   Environmental Matters
9.9   -   Certain Agreements


EXHIBITS

      A-1 -   Revolving Credit Note
      A-2 -   Term Note
      B   -   Commitment Transfer Supplement
      C   -   L/C Participation Certificate
      D   -   Opinion of Counsel
      E   -   Form of Guarantee and Collateral Agreement

            AMENDED AND RESTATED CREDIT AND PARTICIPATION AGREEMENT, dated as of November 14, 1997 among LORAL SPACECOM CORPORATION, a Delaware corporation (the "Borrower"), SPACE SYSTEMS/LORAL, INC., a Delaware corporation ("SS/L" or the "Existing Borrower"), the several banks (other than San Paolo) and other financial institutions from time to time parties to this Agreement (the "Banks"), ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A. ("San Paolo"), individually and as selling bank (in such capacity, the "Selling Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"), as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent") and as Issuing Bank, THE CHASE MANHATTAN BANK, as syndication agent for the Banks hereunder (in such capacity, the "Syndication Agent") and NATIONSBANK OF TEXAS, N.A., as documentation agent for the Banks hereunder (in such capacity, the "Documentation Agent").

                             W I T N E S S E T H :

            WHEREAS, the Existing Borrower, the several banks and other financial institutions parties thereto (each, an "Existing Bank"), San Paolo, as Selling Bank, Bank of America, as Documentation Agent and as Issuing Bank, and Barclays Bank PLC, as administrative agent for the banks thereunder, are parties to a Revolving Credit and Participation Agreement dated as of December 23, 1994 (as amended, supplemented or modified to the Closing Date, the "Existing Credit Agreement"); and

            WHEREAS, the Existing Borrower and the Selling Bank are parties to a Loan Agreement, dated September 30, 1994 (as amended, supplemented or otherwise modified from time to time in accordance with the Existing Credit Agreement and this Agreement, the "Export Loan Agreement); and

            WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to, inter alia, substitute the Borrower for the Existing Borrower as borrower under this Agreement and substitute the Banks for the Existing Banks as lenders under this Agreement, all as more fully set forth herein; and

            WHEREAS, the Borrower has requested the Banks to make term loans to the Borrower in an aggregate principal amount not to exceed $275,000,000 at any time outstanding and revolving credit loans to the Borrower in the aggregate principal amount not to exceed $500,000,000 at any time outstanding (of which up to $175,000,000 may be used for letters of credit), and to create a separate $75,000,000 letter of credit facility (the "Additional Letters of Credit Facility"); and

            WHEREAS, the Borrower has requested the Banks to purchase, and the Selling Bank to sell, hereunder, participations in the Export Loan Agreement which shall be guaranteed by the Borrower and which borrowing thereunder shall reduce the amounts available to the Borrower under this Agreement; and

            WHEREAS, the Banks are willing to make such extensions of credit (including purchasing participations in the Export Loan Agreement) and the Selling Bank is willing to sell participations in the Export Loan Agreement, all on and subject to the terms and conditions hereof;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Existing Borrower, the Banks, San
Paolo, the Selling Bank and the Administrative Agent hereby agree, effective as of the Closing Date, to amend and restate the Existing Credit Agreement as follows:


                            SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Additional Letters of Credit": Performance Letters of Credit issued under the Additional Letters of Credit Commitment.

            "Additional Letters of Credit Bank": each Bank having an amount greater than zero set forth under the heading "Additional Letters of Credit Commitment" opposite such Bank's name on Schedule 1.1A, as amended or supplemented.

            "Additional Letters of Credit Commitment": as to any Additional Letters of Credit Bank, the obligation of such Bank to participate in Additional Letters of Credit for the account of the Borrower hereunder in an aggregate outstanding amount at any one time not to exceed the amount set forth opposite such Bank's name under the heading "Additional Letters of Credit Commitment" on Schedule 1.1A, as amended or supplemented.

            "Additional Letters of Credit Commitment Percentage": as to any Additional Letters of Credit Bank at any time, the percentage of the aggregate Additional Letters of Credit Commitments then constituted by such Bank's Additional Letters of Credit Commitment.

            "Additional Letters of Credit Obligations": the obligations (whether contingent or matured) of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Additional Letter of Credit.

            "Affiliate": with respect to any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agreement": this Amended and Restated Revolving Credit and Participation Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alenia": Alenia Aeritalia & Selenia S.p.A., an Italian corporation.

            "Applicable Level": as of any day, Level 1, Level 2, Level 3, Level 4, Level 5,

      Level 6 or Level 7 below, whichever is applicable on such day, with each new Level to take effect on the day following the delivery to the Administrative Agent by the Borrower of the financial statements referred to in subsections 8.1(a) or (b) and the related certificates of the chief financial officer of the Borrower referred to in subsection 8.2 (or in the case of annual financial statements, unaudited financial statements and certificates otherwise complying with subsections 8.1(a) and 8.2 delivered solely for purposes of determining the Applicable Level), indicating the ratio of Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of the period covered by such financial statements to Consolidated Interest Expense as of the end of the period covered by such financial statement:

                        Ratio of Consolidated
                        EBITDA to Consolidated
                        Interest Expense
                        ----------------
      Level 1           Less than or equal to 2.50 to 1.00

      Level 2           Greater than 2.50 to 1.00 but less than or equal to 3.00
                        to 1.00

      Level 3           Greater than 3.00 to 1.00 but less than or equal to 3.50
                        to 1.00

      Level 4           Greater than 3.50 to 1.00 but less than or equal to 4.00
                        to 1.00

      Level 5           Greater than 4.00 to 1.00 but less than or equal to 4.50
                        to 1.00

      Level 6           Greater than 4.50 to 1.00 but less than or equal to 5.00
                        to 1.00

      Level 7           Greater than 5.00 to 1.00

      provided, however, that, (x) in the event that the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b) and the related certificates of the chief financial officer of the Borrower referred to in subsection 8.2(b) are not delivered when due, then during the period from the date upon which such financial statements and certificate were required to be delivered until the date upon which they actually are delivered, the Applicable Level shall be Level 1, and (y) from the Closing Date to and including March 31, 1998, the Applicable Level shall be Level 2.

            "Applicable Margin": with respect to each day per annum for the relevant Type of Loan set forth below opposite the Applicable Level in effect on such day:


         Applicable       Applicable        Applicable        Applicable
         Level            Eurodollar        Base Rate         Non-Use
                          Margin            Margin            Margin

         Level 1          1.500%            0.500%            0.350%
         Level 2          1.250%            0.25%             0.300%
         Level 3          1.125%            0.125%            0.250%


         Level 4          1.000%            0.000%            0.250%
         Level 5          0.750%            0.000%            0.200%
         Level 6          0.550%            0.000%            0.150%
         Level 7          0.400%            0.000%            0.150%

            "Approved Foreign Currencies": foreign currencies which are freely convertible into Dollars and approved by the Issuing Bank in writing.

            "Available Additional Letters of Credit Commitment": as to any Additional Letters of Credit Bank, at a particular time, an amount equal to such Bank's Additional Letters of Credit Commitment Percentage of the excess, if any, of (a) the aggregate Additional Letters of Credit Commitments at such time over (b) the aggregate outstanding principal amount of the Additional Letters of Credit Obligations at such time; collectively, as to all the Banks, the "Available Additional Letters of Credit Commitments".

            "Available Revolving Credit Commitment": as to any Revolving Credit Bank, at a particular time, an amount equal to such Bank's Revolving Credit Commitment Percentage of the excess, if any, of (a) the aggregate Revolving Credit Commitments at such time over (b) the aggregate outstanding principal amount of the Revolving Credit Loans, Export Participations and Revolving Credit Letters of Credit Obligations at such time; collectively, as to all the Banks, the "Available Revolving Credit Commitments".

            "Base Rate":  for any day, the higher of:

                  (a) the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; or

                  (b) one-half percent per annum above the Federal Funds Rate for such day.

            Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Capital Expenditure": any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment, which in accordance with GAAP would be added to the fixed asset account of the Person making such expenditure.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Capitalization": the sum of (i) Funded Debt and (ii) Shareholders' Equity.

            "Cash Advances from Parent": cash advances made from Parent to Borrower or any of its Restricted Subsidiaries that are not evidenced by a promissory note.

            "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (ii) time deposits, banker's acceptances and certificates of deposit having maturities of not more than 12 months from the date of acquisition of (x) any Bank or (y) any domestic or foreign commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii)(x) or (ii)(y) above,
      (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group ("S&P") or P-2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 270 days after the date of acquisition, (v) senior corporate obligations rated at least BBB or the equivalent thereof by S&P or Baa or the equivalent thereof by Moody's and in either case maturing within 2 years of the date of acquisition and (vi) any money market fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (i) through
      (iv) above, provided that no more than 25% of the aggregate amount of Cash Equivalents at any time may be rated lower than A-1 or P-1 or A- or A3, as the case may be.

            "Change in Control": the failure of Loral to own or to be able to vote in its own discretion at any meeting of stockholders of the Borrower, directly or indirectly, at least 51% of the issued and outstanding shares of voting stock of the Borrower.

            "ChinaSat Letter of Credit": the collective reference to all Letters of Credit issued to support Contractual Obligations of the Borrower and its Restricted Subsidiaries under the Contract for Chinasat 8 Ground Service Equipment and the Contract for Chinasat 8 Program, each entered into effective 21 March 1997 by and among China National Postal and Telecommunications Appliances Corp., China Telecommunications Broadcast Satellite Corporation and SS/L.

            "Closing Date": the date on which the conditions precedent set forth in subsection 7.1 shall be satisfied, provided the Closing Date shall not occur if such conditions shall not have been satisfied on or before December 31, 1997.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Bank agrees to make payments in Dollars or Approved Foreign Currencies for the account of the Borrower, in respect of obligations of the Borrower in connection with the purchase of goods in the ordinary course of business.

            "Commitment": as to any Bank or the Selling Bank, the reference to its Additional Letters of Credit Commitment, Revolving Credit Commitment, Term Loan Commitment and its Export Commitment.

            "Commitment Percentage": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitments or, if the Commitments have been terminated, the percentage of the aggregate outstanding amount of all Extensions of Credit then constituted by such Bank's outstanding Extensions of Credit. For purposes of this definition, the aggregate outstanding amount of Extensions of Credit of the Issuing Bank with respect to any Syndicated Letter of Credit shall be the amount of the Issuing Bank's L/C Participating Interest in such Syndicated Letter of Credit.

            "Commitment Transfer Supplement": a commitment transfer supplement substantially in the form of Exhibit B.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Consolidated EBITDA": for any period, the revenues minus associated costs (excluding interest expense, income taxes, depreciation and amortization) of the Borrower and its Subsidiaries from continuing operations for such period, determined in each case in accordance with GAAP on a consolidated basis. For the purposes of pricing (i.e. determining the Applicable Level) and calculation of financial covenants (i.e. subsections 9.1, 9.7, 9.8, 9.11), Consolidated EBITDA shall include orbital income that would otherwise have been included in financial statements of interest income prepared in accordance with GAAP.

            "Consolidated Interest Expense": for any period, interest expense (net of Interest Income) of the Borrower and its Subsidiaries for such period plus, without duplication, all fees payable hereunder in respect of Letters of Credit for such period, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Subsidiaries for such period; provided that there shall be excluded from Consolidated Net Income all items that would be classified under GAAP as "extraordinary gains or losses" other than any such extraordinary gains or losses realized in connection with an investment in a customer or Affiliate thereof for a satellite contract.

            "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Determination Date": as defined in subsection 4.15.

            "Dollar Equivalent": as of any Determination Date, the equivalent in Dollars which the amount available to be drawn under any Syndicated Letter of Credit issued in an Approved Foreign Currency or the amount of any drawing thereunder would be converted into at such time at the relevant Exchange Rate, as determined by the Administrative Agent pursuant to subsection 4.15.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": for any Interest Period for each Eurodollar Loan and the Export Loan and each Export Participation, an interest rate per annum equal to the arithmetic average (rounded upward to the nearest whole multiple of 1/100 of one percent per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London to prime banks in the London interbank market at 11:00 A.M. (London time) two Working Days before the first day of such Interest Period in an amount substantially equal to the amount of the Eurodollar Loan or Export Participation of such Reference Bank to be outstanding during such Interest Period and for a period equal to such Interest Period.

            "Eurodollar Reserve Requirements": for any day as applied to a Eurodollar Loan, the Export Loan or any Export Participation, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements, if any, in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess Cash Flow": of a Person for any period, cash from operating activities as determined in accordance with GAAP as disclosed in the statement of cash flows less the sum of gross Capital Expenditures and Investments, in each case, for such period.

            "Exchange Rate": with respect to any Approved Foreign Currency, the arithmetic mean of the spot exchange rates for the purchase of such Approved Foreign Currency with Dollars as listed on the WRLD screen of Reuters News Service, and if the Reuters spot exchange rates are unavailable, the Telerate equivalent shall be used.

            "Export Commitment": (a) as to any Bank, the obligation of such Bank to participate in the Export Loan hereunder in an aggregate outstanding amount at any one time not to exceed the amount set forth opposite such Bank's name under the heading "Export Commitment" on Schedule 1.1A, or, if the Export Commitments shall have been terminated, such Bank's outstanding Export Participation and (b) as to the Selling Bank, the obligation of the Selling Bank to make the Export Loan in an aggregate outstanding amount at any one time not to exceed the lesser of (i) the excess of $139,299,148 (as such amount may be reduced in accordance with Section 3(c) of the Export Loan Agreement) over the aggregate Export Commitments of the Banks and (ii) the Selling Bank's Export Commitment set forth opposite its name on Schedule 1.1A or, if the Export Commitments shall have been terminated, the excess of the outstanding principal amount of the Export Loan over the aggregate Export Participations.

            "Export Commitment Percentage": as to any Bank or the Selling Bank at any time, the percentage of the aggregate Export Commitments then constituted by its Export Commitment.

            "Export Commitment Period": the period from and including the Closing Date to but not including the Export Maturity Date or such earlier date on which the Export Commitments shall terminate as provided herein.

            "Export Credit Agency": an agency of any Governmental Authority which extends, or provides support for, credit to assist the borrower in financing exports or imports to or from the jurisdiction of such Governmental Authority.

            "Export Loan": each "Loan" as made to SS/L under the Export Loan Agreement.

            "Export Loan Agreement":  as defined in the recitals hereto.

            "Export Maturity Date": June 30, 1998.

            "Export Notes": the promissory notes issued by SS/L to San Paolo pursuant to the Export Loan Agreement evidencing the obligation of SS/L to repay each drawdown under the Export Loan Agreement.

            "Export Participation":  as defined in subsection 4.7.

            "Export Termination Date": 23 months from the earlier of the average date of final acceptance of satellite deliveries under the contract with Alenia to which the Export Loan Agreement relates and June 30, 1998 but in no event later than April 30, 2000.

            "Exposure":  as defined in subsection 12.7(a).

            "Extension of Credit": the making of any Loan by any Bank, the issuance of, or participation in, any Letter of Credit by the Issuing Bank or any Bank and the making of, or participation in, any drawing under the Export Loan Agreement by any Bank or the Selling Bank; the "aggregate outstanding amount of all Extensions of Credit" means, at any time of determination thereof, the sum of (a) the unpaid principal amount of all Loans at such time, (b) the aggregate amount available to be drawn under all Letters of Credit outstanding at such time (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof), (c) the aggregate unreimbursed amount at such time of all drawings under Letters of Credit and (d) the unpaid principal amount of the Export Loan at such time.

            "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Funded Debt": of any person at any date (without duplication), (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) which is evidenced by a note, bond, debenture or similar instrument, but excluding interest rate hedging agreements and foreign exchange hedging agreements incurred to protect such person against interest rate fluctuations or foreign exchange rate fluctuations and (b) the portion of Financing Leases that is included on such person's balance sheet as Indebtedness. Funded Debt shall not include any indebtedness relating to vendor financing.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, substantially in the form of Exhibit E, to be executed and delivered as of the Closing Date by the Borrower and each of its domestic Restricted Subsidiaries, as the same may be amended, supplemented or otherwise modified.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

            "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, asbestos, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

            "Indebtedness": of a Person at any date (without duplication), (a) Funded Debt, (b) all liabilities secured by any consensual lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (but only to the extent of the value of such property), but excluding such liabilities arising as a result of progress payments, milestones, customer advances or similar arrangements related to contracts incurred in the ordinary course of business, (c) reimbursement obligations owing in respect of letters of credit and bankers' acceptances that are not paid within three Business Days of the date such obligations are incurred and
      (d) the undrawn face amount of all stand-by letters of credit and bankers' acceptances issued or created on behalf of such Person in connection with obligations not reflected on the balance sheet of such Person, but excluding letters of credit and bankers' acceptances issued or created in connection with such Person's performance under contracts in the ordinary course of business. Indebtedness shall not include any indebtedness relating to vendor financing.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent":  pertaining to a condition of Insolvency.

            "Intercompany Debt": as defined in subsection 6.13.

            "Interest Income": as to a Person at any date, interest income on investments in the normal course of business, excluding orbital income which may be included in such Person's financial statements prepared in accordance with GAAP.

            "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Base Rate Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months (i) each day which is three months or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to the Export Loan and each Export Participation, each date on which interest is payable on the Export Loan pursuant to the Export Loan Agreement, which dates shall be set out on
      Schedule 1.1B hereto.

            "Interest Period":  with respect to any Eurodollar Loan:

                        (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day
            of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

      and with respect to each drawdown under the Export Loan Agreement, the Interest Period for such drawdown as provided in Section 3 of the Export Loan Agreement; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan or the Export Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (2) any Interest Period that would otherwise extend beyond the
            Revolving Credit Termination Date or the Export Termination Date, as the case may be, shall end on the Revolving Credit Termination Date or the Export Termination Date, as the case may be;

                  (3) any Interest Period pertaining to a Eurodollar Loan or the
            Export Loan that begins on the last Working Day of a calendar month shall end on the numerically corresponding day of a calendar month unless the Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is supposed to end, in which case such Interest Period shall end on the last Working Day of such calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or the Export Loan during an Interest Period for such Loan.

            "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

            "Investment": any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or any other investment in, any Person or in any commodities futures or other speculation.

            "Issuing Bank": Bank of America National Trust and Savings Association.

            "L/C Application":  as defined in subsection 4.1.

            "L/C Obligations": the obligations (whether contingent or matured) of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Syndicated Letter of Credit.

            "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding
      Syndicated Letter of Credit and the L/C Application relating thereto.

            "L/C Participation Certificate": a certificate in substantially the form of

      Exhibit C.

            "Letters of Credit": the collective reference to the Syndicated Letters of Credit and the Individual Letters of
      Credit; individually, a "Letter of Credit".

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

            "Loan Documents": this Agreement, the Export Loan Agreement, the Export Notes, the Notes, the Guarantee and Collateral Agreement and any L/C Applications.

            "Loan Party": the Borrower, the Parent and each Subsidiary of the Borrower which is a party to a Loan Document.

            "Loans": the collective reference to the Revolving Credit Loans and the Term Loans. The defined term "Loans" does not include the Export Loan or any Export Participation.

            "Loral": Loral Space & Communications Ltd., a Bermuda company, of which the Borrower is a wholly-owned indirect subsidiary.

            "Majority Banks": at any time, any combination of the Selling Bank or Banks whose Commitment Percentages aggregate more than 50%.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole which effect has a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Selling Bank or the Banks thereunder.

            "Material Subsidiary": any Subsidiary of the Borrower which has assets in excess of 5% of the consolidated assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Notes": the collective reference to Term Notes and Revolving Credit Notes.

            "Obligations": the unpaid principal of and interest on the Loans, the Export Loan, all unpaid drawings under the Letters of Credit and all interest thereon and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank, the Selling Bank or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, any Loan Document, or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Bank, the Selling Bank or any Bank) or otherwise.

            "Parent": Loral Space & Communications Corporation, a Delaware corporation.

            "Participant":  as defined in subsection 12.6(b).

            "Participating Bank":  with respect to any Syndicated
      Letter of Credit, any Bank (other than the Issuing Bank of such Syndicated Letter of Credit) with respect to its L/C
      Participating Interest in such Letter of Credit.

            "Payment Request":  as defined in the Export Loan Agreement.

            "Payment Sharing Notice": a written notice from any Bank informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from the Borrower in accordance with subsection 5.6(d).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Performance Letters of Credit": the ChinaSat Letter of Credit and any other Letter of Credit issued to support performance of Contractual Obligations not constituting Indebtedness of the Borrower or its Restricted Subsidiaries.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Purchasing Banks":  as defined in subsection 12.6(c).

            "Reference Banks": Bank of America or, if required to obtain the interest make-up agreement referred to in Section 4(1)(c) of the Export Loan Agreement, Barclays Bank PLC-London, National Westminster Bank PLC and Bankers Trust Co. London, in either case, as these banks appear on the Reuter Service's Libo page.

            "Register":  as defined in subsection 12.6(d).

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

            "Required Banks": at any time, any combination of the Selling Bank or Banks whose Commitment Percentages aggregate at least 51%.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": with respect to any matter, each of the chief executive officer, the president, the chief financial officer and any other officer of the Borrower specifically designated pursuant to a resolution of the Board of Directors or Executive Committee thereof of the Borrower or, with respect to financial matters only, the chief financial officer of the Borrower.

            "Restricted Subsidiary": each of the Borrower's direct and indirect 80% or more owned subsidiaries, but excluding any subsidiaries representing less than 5% of the consolidated assets of the Borrower and its subsidiaries.

            "Revolving Credit Bank": each Bank having an amount greater than zero set forth under the heading "Revolving Credit Commitment" opposite such Bank's name on Schedule 1.1A, as amended or supplemented.

            "Revolving Credit Commitment": as to any Revolving Credit Bank, the obligation of such Bank to make Loans to, and to participate in Letters of Credit for the account of, the Borrower hereunder in an aggregate outstanding amount at any one time not to exceed the amount set forth opposite such Bank's name under the heading "Revolving Credit Commitment" on Schedule 1.1A, as amended or supplemented.

            "Revolving Credit Commitment Percentage": as to any Revolving Credit Bank at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Bank's Revolving Credit Commitment.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "Revolving Credit Letters of Credit": any Syndicated Letter of Credit issued under the Revolving Credit Commitments.

            "Revolving Credit Letters of Credit Obligations": the obligations (whether contingent or matured) of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letter of Credit issued under the Revolving Credit Commitments.

            "Revolving Credit Loans":  as defined in subsection 2.1.

            "Revolving Credit Note":  as defined in subsection 2.2.

            "Revolving Credit Termination Date": November 14, 2002, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

            "Rolling Four Quarter Period": each consecutive period consisting of four consecutive fiscal quarters of the Borrower.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement and each other pledge agreement, security document or similar agreement that may be delivered to the Administrative Agent as collateral security for any or all of the Obligations, in each case as amended, supplemented or otherwise modified from time to time.

            "Selling Bank":  as defined in the preamble hereto.

            "Shareholders' Equity": shareholders equity as shown on a balance sheet of the Borrower plus, so long as after giving effect thereto Shareholders' Equity would exceed $700,000,000, Cash Advances from Parent.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

            "Special Purpose Holding Subsidiary": a Wholly-Owned Subsidiary of the Borrower formed to hold an equity interest in one or more joint ventures or other business related to the Borrower's current business and engaging in no other business activities.

            "SS/L": Space Systems/Loral, Inc., a Delaware corporation and a Wholly-Owned

      Subsidiary.

            "Standby L/C": an irrevocable letter of credit under which the Issuing Bank agrees to make payments in Dollars or Approved Foreign Currencies for the account of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

            "Subsidiary": as to any Person, a corporation, partnership or other entity a majority of the equity ownership of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries or by such Person and one or more other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Syndicated Letters of Credit": the collective reference to Commercial L/Cs, Standby L/Cs and Performance Letters of Credit issued pursuant to subsection 4.1; individually, a "Syndicated Letter of Credit".

            "Term Loan":  as defined in subsection 3.1.

            "Term Loan Bank": each Bank having an amount greater than zero set forth under the heading "Term Loan Commitment" opposite such Bank's name on Schedule 1.1A, as amended or supplemented.

            "Term Loan Commitment": as to any Term Loan Bank at any time, its obligation to make Term Loans to the Borrower in an aggregate amount not to exceed the amount set forth opposite such Bank's name in Schedule 1.1A, as amended or supplemented, under the heading "Term Loan Commitment".

            "Term Loan Commitment Percentage": as to any Term Loan Bank at any time, the percentage which such Term Loan Bank's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments of all Term Loan Banks.

            "Term Note":  as defined in subsection 3.3(e).

            "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transferee":  as defined in subsection 12.6(f).

            "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Wholly-Owned Subsidiary": any Subsidiary of the Borrower, the stock of which is 100% owned, directly or indirectly, by the Borrower.

            "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and, in the case of the Export Loan, Milan, Italy.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that if a change in GAAP occurs after the date hereof which materially affects (either favorably or adversely) the ability of the Borrower to comply with any covenant contained in subsection 9.1, the Banks, the Selling Bank and the Borrower agree to renegotiate in good faith the terms of such provision(s) for the purpose of having the respective positions of the Banks, the Selling Bank and the Borrower after the change in GAAP conform as nearly as possible to their respective positions as of the date of this Credit Agreement.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


               SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
                           COMMITMENTS AND ADDITIONAL LETTERS OF
                           CREDIT COMMITMENTS

            2.1 Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Bank severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower and to participate in Syndicated Letters of Credit from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that, after giving effect to any Revolving Credit Loans, in no event shall the aggregate outstanding amount of the Available Revolving Credit Commitments be less than zero. The issuance of Additional Letters of Credit under subsection 2.1(d) hereof shall not reduce the obligation of the Revolving Credit Banks to participate in Revolving Credit Letters of Credit under this subsection 2.1(a).

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans,

(ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.3 and 5.14; provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

            (c) The Revolving Credit Loans shall mature and shall be due and payable on the Revolving Credit Termination Date.

            (d) Subject to the terms and conditions hereof, each Additional Letters of Credit Bank severally agrees to participate in Syndicated Letters of Credit from time to time during the period ending November 14, 1999 in an aggregate amount at any one time outstanding not to exceed the amount of such Bank's Additional Letters of Credit Commitment; provided that, after giving effect to such participations in any Additional Letters of Credit, in no event shall the aggregate outstanding amount of all Additional Letters of Credit Obligations exceed the aggregate amount of the Additional Letters of Credit Commitments then in effect. The issuance of Revolving Credit Letters of Credit under subsection 2.1(a) hereof shall not reduce the obligation of the Additional Letter of Credit Banks to participate in Additional Letters of Credit under this subsection 2.1(d).

            2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note executed and delivered by the Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Revolving Credit Bank and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Revolving Credit Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Bank. Each Revolving Credit Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Termination Date and (z) provide for the payment of interest in accordance with subsection 5.3.

            2.3 Procedure for Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time), (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) on a Business Day for Base Rate Loans to made on that day, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the lengths of the initial Interest Periods therefor. Each borrowing of Eurodollar Loans under the Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $250,000 in excess thereof. Each borrowing of Base Rate Loans under the

Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

            SECTION 3.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

            3.1 The Term Loans. Subject to the terms and conditions hereof, each Term Loan Bank severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount up to the amount of the Term Loan Commitment of such Term Loan Bank. The Term Loans may be (a) Eurodollar Loans,
(b) Base Rate Loans, or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 5.14.

            3.2 Procedure for Term Loan Borrowing. The Borrower may borrow under the Term Loan Commitments on the Closing Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York time) at least (a) three Business Days prior to the requested Closing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Closing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Closing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank. Not later than 12:00 Noon (New York time) on the Closing Date each Term Loan Bank shall make an amount equal to its Term Loan Commitment Percentage of the principal amount of the Term Loans requested to be made on Closing Date available to the Administrative Agent at its office specified in subsection 12.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Banks and in like funds as received by the Administrative Agent.

            3.3 Repayment of Term Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Bank the then unpaid principal amount of the Term Loans of such Term Loan Bank in twelve consecutive quarterly installments, payable on the last Business Day of each March, June, September and December, commencing on December 31, 1999 each of which installments shall be in an aggregate amount for all Term Loan Banks equal to the respective amounts set forth below:


                     Term Loan Quarterly                    Amount
                      Installment Date
                          12/31/99                     $18,750,000
                           3/31/00                     $18,750,000
                           6/30/00                     $18,750,000
                           9/30/00                     $18,750,000
                          12/31/00                     $25,000,000
                           3/31/01                     $25,000,000
                           6/30/01                     $25,000,000
                           9/30/01                     $25,000,000
                          12/31/01                     $25,000,000
                           3/31/02                     $25,000,000
                           6/30/02                     $25,000,000
                           9/30/02                     $25,000,000


            (b) Each Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) resulting from each Term Loan (or Revolving Credit Loan or Export Loan or Additional Letters of Credit, as applicable) such Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) from time to time, including the amounts of principal and interest payable and paid to such Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable), in which Register and/or subaccounts shall be recorded (i) the amount of each Term Loan (or Revolving Credit Loan or Export Loan or Additional Letters of Credit, as applicable) made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

            (d) The entries made in the Register and the accounts of each Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) maintained pursuant to subsection 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Bank (and each Revolving Credit

Bank and Additional Letters of Credit Bank, as applicable) or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans (or Revolving Credit Loan or Export Loan or Additional Letters of Credit, as applicable) made to the Borrower by such Term Loan Bank (and each Revolving Credit Bank and Additional Letters of Credit Bank, as applicable) in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Bank, the Borrower will execute and deliver to such Term Loan Bank a promissory note of the Borrower evidencing the Term Loan of such Term Loan Bank, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Term Note").


                 SECTION 4.  SYNDICATED LETTERS OF CREDIT AND
                              PARTICIPATIONS IN EXPORT LOAN

            4.1 Issuance of Syndicated Letters of Credit. (a) The Borrower may from time to time request the Issuing Bank to issue a Standby L/C, Performance Letter of Credit or a Commercial L/C for the account of the Borrower by delivering to the Issuing Bank, with a copy to the Administrative Agent at its address specified in subsection 12.2, a letter of credit application in the Issuing Bank's then customary form (an "L/C Application") completed to the satisfaction of the Issuing Bank, and shall notify the Issuing Bank whether such Syndicated Letter of Credit shall be issued under the Additional Letters of Credit Commitments or under the Revolving Credit Commitments, together with the proposed form of such Syndicated Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.

            (b) Each Standby L/C, Performance Letter of Credit and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Borrower from the Issuing Bank as shall be acceptable to the Issuing Bank in its sole reasonable discretion and (ii) in the case of each Standby L/C or Performance Letter of Credit, have an expiry date occurring not later than the fifth Business Day preceding the Revolving Credit Termination Date or November 14, 1999 in the case of Additional Letters of Credit and, in the case of each Commercial L/C, have an expiry date occurring not later than the fifth Business Day preceding the Revolving Credit Termination Date or November 14, 1999 in the case of Additional Letters of Credit.

            (c) Each letter of credit issued under the Existing Credit Agreement outstanding on the Closing Date and listed on Schedule 4.1 shall be deemed a Letter of Credit issued for the account of the Borrower under this Agreement under the Revolving Credit Commitments or the Additional Letters of Credit Commitments as indicated on Schedule 4.1.

            (d) No Syndicated Letter of Credit shall be issued (i) under the Revolving Credit Commitments if, after giving effect thereto, the Available Revolving Credit Commitments would be less than zero or the aggregate Revolving Credit Letter of Credit Obligations would exceed $175,000,000 or (ii) under the Additional Letters of Credit Commitments if, after giving effect thereto, subsection 2.1(d) would be violated.

            4.2 Participating Interests in Syndicated Letters of Credit. On the date of the opening thereof (or in the case of subsection 4.2(d), the Closing
Date), the Issuing Bank agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take in each Syndicated Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Bank's Revolving Credit Commitment Percentage or Additional Letters of Credit Commitment Percentage, as applicable.

            4.3 Procedure for Opening Syndicated Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Syndicated Letter of Credit by delivering concurrently to each of the Administrative Agent and the Issuing Bank an L/C Application at least four (4) Business Days prior to the proposed date of issuance. Upon receipt of any L/C Application and the confirmation by the Administrative Agent that subsection 4.1 will not be violated, the Issuing Bank will process such L/C Application, and the other certificates, documents and other papers delivered to it in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, promptly issue such Syndicated Letter of Credit; provided that no such Syndicated Letter of Credit shall be issued if subsection 4.1 would be violated thereby. The Issuing Bank shall furnish a copy of each Syndicated Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall promptly furnish to the Banks notice of the issuance of each such Syndicated Letter of Credit.

            4.4 Payments in Respect of Syndicated Letters of Credit. (a) The Borrower agrees forthwith upon demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application executed by the Borrower relating thereto, (i) to reimburse the Issuing Bank for any payment (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof on the second Business Day after the drawing under the Syndicated Letter of Credit) made by the Issuing Bank under any Syndicated Letter of Credit issued for such Borrower's account and (ii) to pay interest on any unreimbursed portion of any such payment (or, if applicable, the Dollar Equivalent thereof on the second Business Day after the drawing under the Syndicated Letter of Credit) from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which the Issuing Bank demands reimbursement from the Borrower for such payment, the rate of interest that would be in effect for Base Rate Loans at such time and (B) on such date and thereafter, the rate of interest that would be in effect for overdue Base Rate Loans at such time pursuant to subsection 5.3(c).

            (b) In the event that the Issuing Bank makes a payment under any Syndicated Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Syndicated Letter of Credit, the Issuing Bank will promptly notify each other Bank through the Administrative Agent. Forthwith upon its receipt of any such notice, each other Bank will transfer to the Issuing Bank, in immediately available funds, an amount equal to such other Bank's Revolving Credit Commitment Percentage or Additional Letters of Credit Commitment Percentage, as applicable, of the L/C Obligation arising from such unreimbursed payment. Upon its receipt from such other Bank of such amount, the Issuing Bank will complete, execute and deliver to such other Bank an L/C Participation Certificate dated the date of such receipt and in such amount.

            (c) Whenever, at any time after the Issuing Bank has made a payment under any Syndicated Letter of Credit and has received from any other Bank such other Bank's Revolving Credit Commitment Percentage or Additional Letters of Credit Commitment Percentage, as applicable, of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Bank will distribute to such other Bank its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

            4.5 Syndicated Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Syndicated Letters of Credit (other than amendment and negotiation fees), the Borrower agrees to pay (i) to the Administrative Agent, for the account of the Participating Banks and the Issuing Bank (with respect to its own L/C Participating Interest in any Syndicated Letter of Credit issued by it), with respect to each Syndicated Letter of Credit, a fee based on a rate per annum equal to (x) for Letters of Credit (other than Performance Letters of Credit) issued under the Revolving Credit Commitments, the Applicable Margin then in effect for Eurodollar Loans, and (y) for Letters of Credit issued under the Additional Letters of Credit Commitments and any Performance Letters of Credit, 50% of the Applicable Margin then in effect for Eurodollar Loans, in each case calculated on the undrawn face amount thereof (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof at the time of issuance) from time to time and (ii) to the Administrative Agent for the account of the Issuing Bank in respect thereof, a fee of 1/10 of 1% per annum based on the undrawn face amount thereof (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof at the time of issuance) from time to time, each such fee to be payable quarterly in arrears, on the last Business Day of March, June, September and December.

            (b) For purposes of any payment of fees required pursuant to this subsection 4.5, the Administrative Agent agrees to provide to the Borrower a statement of any such fees to be so paid by the Borrower; provided that the failure by the Administrative Agent to provide the Borrower with any such invoice shall not relieve the Borrower of its obligation to pay such fees.

            4.6 Syndicated Letter of Credit Reserves. (a) If any change in any law or regulation or in the interpretation or application thereof by any court or other Governmental Authority charged with the administration thereof shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against Syndicated Letters of Credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Syndicated Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Issuing Bank of issuing or maintaining any Syndicated Letter of Credit (which increase in cost shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Bank, the Borrower shall immediately pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans at such time. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Bank to the Borrower concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

            (b) In the event that any change in any law or regulation or in the interpretation or application thereof by any court or other Governmental Authority charged with the administration thereof shall at any time, in the reasonable opinion of the Issuing Bank, require that any obligation under any Syndicated Letter of Credit issued by the Issuing Bank be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Bank or any corporation controlling the Issuing Bank, and such change in law shall have the effect of reducing the rate of return on the Issuing Bank's or such corporation's capital, as the case may be, as a consequence of the Issuing Bank's obligations under such Syndicated Letter of Credit to a level below that which the Issuing Bank or such corporation, as the case may be, could have achieved but for such change (taking into account the Issuing Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Bank to be material, then from time to time following notice by the Issuing Bank to the Borrower of such change, within 15 days after demand by the Issuing Bank, the Borrower shall pay to the Issuing Bank such additional amount or amounts as will compensate the Issuing Bank or such corporation, as the case may be, for such reduction. If the Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection 4.6(b), it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Bank to the Borrower concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

            (c) The Borrower agrees that the provisions of the foregoing paragraphs (a) and (b) and the provisions of each L/C Application providing for reimbursement or payment to the Issuing Bank in the event of the imposition, modification or implementation of, or increase in, any reserve, special deposit, assessment, capital adequacy or similar requirement in respect of the Syndicated Letter of Credit relating thereto shall apply equally to each Participating Bank in respect of its L/C Participating Interest in such Syndicated Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Bank or any corporation controlling such Participating Bank.

            4.7 Participating Interests in Export Loan. On the date of each drawdown of a portion of the Export Loan in accordance with the Export Loan Agreement, the Selling Bank agrees to allot and does allot, to itself and each Bank, and each Bank severally and irrevocably agrees to take and does take in such drawdown under the Export Loan and under the Export Notes, a participating interest (an "Export Participation") in a percentage equal to such Bank's Export Commitment Percentage. The Selling Bank hereby purchases all outstanding Export Participations of each Existing Bank as of the date hereof and severally resells such Export Participations to the Banks hereunder in a percentage equal to each Bank's Export Commitment Percentage.

            4.8 Procedure for Drawdowns under Export Loan Agreement. Notwithstanding anything in the Export Loan Agreement to the contrary, if the Borrower desires to have SS/L borrow under the Export Loan Agreement during the Export Commitment Period, the Borrower shall give the Administrative Agent and the Selling Bank irrevocable notice (which notice must be received by the Administrative Agent and the Selling Bank prior to 11:00 A.M., New York City time) no less than seven Working Days prior to the requested borrowing date specifying (i) the amount to be borrowed and (ii) the requested borrowing date (which must be a Working Day) and accompanied by the documentation required under Sections 4(2)(a), (b) and
(c) of the Export Loan Agreement for such drawdown (and the Selling Bank shall have confirmed to the Administrative Agent in writing on the same day that such documentation complies with the requirements of the Export Loan Agreement). Upon receipt of any such notice from the Borrower, the Administrative Agent shall notify each Bank thereof no less than four Working Days prior to the requested borrowing date. Each Bank will make the amount of its Export Commitment Percentage of such drawdown under the Export Loan available to the Administrative Agent for the benefit of SS/L at the office of the Administrative Agent specified in subsection 12.2 prior to 10:00. a.m., New York City time, on the borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to SS/L by the Administrative Agent and SS/L shall remit such funds to the Selling Bank. The Selling Bank will transfer such funds together with its Export Commitment Percentage of such drawdown to the Italian Paying Agent (as defined in the Export Loan Agreement) for application in accordance with the Export Loan Agreement.

            4.9 Payments on Export Loan. Notwithstanding anything in the Export Loan Agreement or any Export Note to the contrary and as an inducement to the Selling Bank and the Banks to enter into this Agreement and buy and sell their Export Participations, the Borrower, SS/L and San Paolo agree that:

            (a) on each Interest Payment Date in respect of the Export Loan, SS/L will pay to the Administrative Agent for the account of the Administrative Agent and the Banks and the Selling Bank to be applied in accordance with the terms hereof interest on the outstanding principal amount of the Export Loan from time to time for each Interest Payment Period (as defined in the Export Loan Agreement) ending on such Interest Payment Date at a rate per annum equal to the Eurodollar Rate for such Interest Payment Period plus the Applicable Margin in effect from time to time.

            (b) if any payment of interest is not made pursuant to clause (a) above or any payment of principal of the Export Loan is not made when due, SS/L will pay on demand to the Administrative Agent for the account of the Banks and the Selling Bank interest on such overdue interest or principal at a rate per annum equal to the Base Rate plus 2% from the due date until payment in full (as well after as before judgment).

            (c) all payments of principal of the Export Loan, whether at stated maturity, by acceleration or otherwise shall be made to the Administrative Agent for the account of the Administrative Agent and the Banks and the Selling Bank to be applied in accordance with the terms hereof.

            (d) SS/L's obligation under this subsection 4.9 shall be in lieu of any and all obligations to pay interest on and principal of the Export Loan under the Export Loan Agreement and the Export Notes and payment hereunder shall be deemed to be full satisfaction of SS/L's obligations to pay interest on and principal of the Export Loan pursuant to the Export Loan Agreement and the Export Notes and SS/L's obligation to pay interest and principal on the Export Loan shall not be satisfied unless and until paid in accordance with the terms hereof.

            (e) if the Selling Bank shall receive any payment of principal of or interest on the Export Loan from or on behalf of the Borrower or SS/L (other than pursuant to subsection 5.6) it shall promptly turn such payment over to the Administrative Agent for application in accordance with the terms hereof.

            4.10 Concerning the Export Loan Agreement. Notwithstanding anything in the Export Loan Agreement or any Export Note to the contrary:

            (a) to the extent not due earlier in accordance with the terms hereof or the Export Loan Agreement, the entire outstanding principal amount of the Export Loan shall be due and payable on the Export Termination Date.

            (b) the conditions precedent to each drawdown of the Export Loan in
      Section 4 of the Export Loan Agreement shall be deemed satisfied if the conditions precedent to such drawdown hereunder are satisfied.

            (c) Section 8 (Representations and Warranties of the Borrower) of the Export Loan Agreement shall, in lieu of the current provisions of such Section, be deemed to be Section 6 (Representations and Warranties) of this Agreement as amended, supplemented or otherwise modified from time to time as if set forth in full therein with the related definitions.

            (d) Section 10 (Undertakings and Affirmative Covenants) of the Export Loan Agreement shall, in lieu of the current provisions of such Section, be deemed to be Section 8 (Affirmative Covenants) of this Agreement as amended, supplemented or otherwise modified from time to time as if set forth in full therein with the related definitions.

            (e) Section 11 (Undertakings and Negative Covenants) of the Export Loan Agreement shall, in lieu of the current provisions of such Section, be deemed to be Section 9 (Negative Covenants) of this Agreement as amended, supplemented or otherwise modified from time to time as if set forth in full therein with the related definitions.

            (f) Section 12 (Events of Default) of the Export Loan Agreement shall, in lieu of the current provisions of such Section, be deemed to be
      Section 10 (Events of Default) of this Agreement as amended, supplemented or otherwise modified from time to time as if set forth in full therein with the related definitions.

            (g) the Selling Bank shall not be obligated to make any portion of any drawing of the Export Loan available to SS/L under the Export Loan Agreement in excess of its Export Commitment Percentage of such drawing.

            (h) In the event of any inconsistency between the terms of this Agreement and the Export Loan Agreement, the terms of this Agreement shall control.

            (i) To the extent they contain indemnity provisions, Section 3(b) and the third paragraph of Section 6 of the Export Loan Agreement shall be deemed, in lieu of the current provisions of such Sections, to be subsection 5.10 of this Agreement as amended, supplemented or otherwise modified from time to time as if set forth in full therein with the related definitions.

            4.11 Further Assurances. The Borrower hereby agrees from time to time to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of Syndicated Letters of Credit hereunder.

            4.12 Obligations Absolute. The payment obligations of the Borrower under this Agreement and the other Loan Documents with respect to the Syndicated Letters of Credit and Export Participations shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Syndicated Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank in respect thereof, the Administrative Agent, any Bank, the Selling Bank or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein, or any unrelated transaction;

            (b) any statement or any other document presented under any Syndicated Letter of Credit or any Payment Request proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

            (c) payment by the Issuing Bank under any Syndicated Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Syndicated Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of the Issuing Bank; or

            (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of the Issuing Bank.

            4.13 Assignments. No Participating Bank's participation in any Syndicated Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Bank's Commitment in accordance with subsection 12.6(c)) without the prior written consent of the Issuing Bank. Such consent may be given or withheld without the consent or agreement of any other Participating Bank. Notwithstanding the foregoing, a Participating Bank may subparticipate its L/C Participating Interest pursuant to subsection 12.6(b) without obtaining the prior written consent of the Issuing Bank.

            4.14 Participations. Each Bank's obligation to purchase participating interests pursuant to subsections 4.2 and 4.7 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower, the Selling Bank or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            4.15 Determination of Dollar Equivalent. With respect to each Letter of Credit issued and outstanding in an Approved Foreign Currency, on the date of issuance of such Letter of Credit, and on any date deemed necessary by the Administrative Agent (each, a "Determination Date") the Administrative Agent shall determine, and promptly notify each Bank of, the Dollar Equivalent of the undrawn amount and drawn amount of such Letter of Credit.


                        SECTION 5.  GENERAL PROVISIONS

            5.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of the Banks a non-use fee, payable quarterly in arrears, on the last Business Day of March, June, September and December, for the period from the Closing Date to the later of (i) the Revolving Credit Termination Date and
(ii) the Export Maturity Date equal to (x) the Applicable Non-Use Margin then in effect (as set forth in the definition of Applicable Margin) per annum on the daily average difference between the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, the aggregate Export Commitments of the Banks) and the aggregate outstanding amount of all Extensions of Credit of the Banks under the Revolving Credit Commitments, and (y) 50% of the Applicable Non-Use Margin then in effect per annum on the daily average difference between the aggregate Additional Letters of Credit Commitments and the aggregate outstanding amount of all Additional Letters of Credit Obligations.

            (b) The Borrower agrees to pay to the Administrative Agent for its own account the administrative fees on the dates and in the amounts set forth in the letter agreement between Bank of America and the Borrower dated as of August 29, 1997.

            (c) All fees paid under or in connection with this Agreement are non-refundable.

            5.2 Voluntary Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments or the Additional Letters of Credit Commitments, as applicable, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments or prepayments of the Loans made on the effective date thereof, the aggregate amount of Extensions of Credit outstanding would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

            5.3 Interest Rates and Payment Dates. (a) Each Eurodollar Loan and each Export Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Loan or Export Loan for such Interest Period plus the Applicable Margin in effect from time to time.

            (b) Each Base Rate Loan shall bear interest for each day outstanding at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (c) If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 5.3 plus 2% or (y) in the case of overdue interest or other amounts, the rate described in paragraph
(b) of this subsection 5.3 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 5.3 shall be payable on demand.

            5.4 Computation of Interest and Fees. (a) Interest on Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans and the Export Loan and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the Applicable Margin becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.3(a).

            5.5 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans or Export Participations during such Interest Period, or

            (c) the Administrative Agent shall have received notice from the Majority Banks that they are unable or find it impracticable to obtain funding with respect to any Eurodollar Loan or Export Participation requested or to be continued for such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Borrower, the Selling Bank and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or Export Participations requested to be made on the first day of such Interest Period shall be made as Base Rate Loans or bear interest at the Base Rate, (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans or Export Participations shall be converted, on the first day of such Interest Period, to Base Rate Loans or shall bear interest at the Base Rate. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

            5.6 Pro Rata Treatment and Payments. (a) Each borrowing of Loans from the Banks hereunder, each payment to the Banks on account of any of the fees set forth in subsection 5.1(a) and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each funding of Export Participations and any reduction of the Export Commitments shall be made pro rata according to the respective Export Commitment Percentages of the Banks and the Selling Bank. Each payment (including each prepayment) on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. Each payment (including each prepayment) on account of principal of and interest on the Export Loan shall be made pro rata according to the respective outstanding principal amounts of the Export Loan and Export Participations then held by the Banks and the Selling Bank. All payments (including prepayments) to be made by the Borrower or SS/L hereunder and under the Notes, whether on account of principal, interest, unpaid drawings under Letters of Credit, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Bank(s), the Selling Bank or Issuing Bank entitled thereto, at the Administrative Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Bank(s), the Selling Bank and Issuing Bank entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on any Eurodollar Loans and the Export Loan) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or the Export Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day which is a Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day which is a Business Day.

            (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing date for Loans or a drawdown under the Export Loan that such Bank will not make the amount that would constitute its applicable Commitment Percentage of such borrowing or drawdown available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such borrowing or drawdown date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing or drawdown date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period, times (ii) the amount of such Bank's applicable Commitment Percentage of such borrowing or drawdown, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such borrowing or drawdown date to the date on which such Bank's applicable Commitment Percentage of such borrowing or drawdown shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 4.6 shall be conclusive in the absence of manifest error. If such Bank's applicable Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such borrowing or drawdown date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and the applicable Loan or Export Participation shall be reduced by the amount of such payment (exclusive of interest). If the Borrower returns to the Administrative Agent any amount with interest thereon as described in the immediately preceding sentence, such Bank shall indemnify the Borrower for the difference, if any, between (i) the aggregate interest paid by the Borrower to the Administrative Agent in accordance with the immediately preceding sentence less (ii) if less, the aggregate interest which actually accrued on such amount in accordance with the provisions hereof prior to its return to the Administrative Agent.

            (c) Whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks under this Agreement and the Notes, and the Administrative Agent has not received a Payment Sharing Notice (or if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Administrative Agent, the Selling Bank and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 12.5, ratably among the Banks and the Selling Bank in accordance with the aggregate amount of such payments owed to each such Bank, the Issuing Bank and the Selling Bank; third, to the payment of fees due and payable to the Issuing Bank; fourth, to the payment of fees due and payable under subsection 5.1 ratably among the Banks and the Selling Bank in accordance with their Commitment Percentages; fifth, to the payment of interest then due and payable on account of the Loans and the other Extensions of Credit, ratably among the Banks and the Selling Bank in accordance with the aggregate amount of interest owed to each such Bank and the Selling Bank; and sixth, to the payment of the principal amount of the Loans and the other Extensions of Credit which is then due and payable, ratably among the Banks and the

Selling Bank in accordance with the aggregate principal amount owed to each such Bank and the Selling Bank.

            (d) After the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of all amounts described in clauses first through fourth of the foregoing paragraph (c), in the order set forth therein; and second, to the payment of the interest accrued on and the principal amount of all of the Notes and other Extensions of Credit, regardless of whether any such amount is then due and payable, ratably among the Banks and the Selling Bank in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank and the Selling Bank.

            5.7 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans or participate in the Export Loan as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans or participate in the Export Loan shall forthwith be canceled and (b) such Bank's outstanding Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, or its Export Participation will bear interest at the Base Rate, as the case may be. If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 5.10.

            5.8 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall subject any Bank or the Selling Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan or the Export Loan or any Export Participation made by it, or change the basis of taxation of payments to such Bank or the Selling Bank in respect thereof (except for taxes covered by subsection 5.9 and changes in the rate of tax on the overall net income of such Bank or the Selling
      Bank);

            (ii) shall impose, modify or hold applicable any reserve (including without limitation any Eurodollar Reserve Requirement), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or the Selling Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or the Selling Bank, by an amount which such Bank or the Selling Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or making or participating in the Export Loan or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Bank or the Selling Bank, upon its demand, any additional amounts necessary to compensate such Bank or the Selling Bank for such increased cost or reduced amount receivable. If any Bank or the Selling Bank becomes entitled to claim any additional amounts pursuant to this subsection 5.8, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 5.8 submitted by such Bank or the Selling Bank, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error and the amounts set forth therein shall be payable quarterly on each Interest Payment Date for Base Rate Loans. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            (b) In the event that any Bank or the Selling Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or the Selling Bank or any corporation controlling such Bank or the Selling Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or the Selling Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or the Selling Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or the Selling Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank or the Selling Bank to be material, then from time to time, after submission by such Bank or the Selling Bank to the Borrower (with a copy to the Administrative Agent) of a written request therefore, the Borrower shall pay to such Bank or the Selling Bank such additional amount or amounts as will compensate such Bank or the Selling Bank for such reduction. Any notice to be given by a Bank or the Selling Bank under this subsection 5.8(b) shall be effective only if given within 120 days after such Bank or the Selling Bank becomes aware or should have become aware of the events giving rise to such notice.

            5.9 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, the Issuing Bank, the Selling Bank and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank, as the case may be, as a result of a present, former or future connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank (excluding a connection arising solely from the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld by the Borrower from any amounts payable to the Administrative Agent, the Issuing Bank, the Selling Bank or any

Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Issuing Bank, the Selling Bank or such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank, the Selling Bank or any Bank as a result of any such failure. None of the Banks, nor the Issuing Bank, nor the Selling Bank nor any transferee shall change its office which makes or maintains Eurodollar Loans or Base Rate Loans or Export Loans or Export Participations, if the effect of such action would cause, immediately following such change or in the reasonably foreseeable future, any amount to become payable by the Borrower under this subsection 5.9 unless such Bank, transferor Bank, or the Selling Bank or transferee, as determined by it in its sole discretion, could be disadvantaged in any financial, economic, regulatory or other business way by the failure to make any such change. Solely at the Borrower's expense, the Borrower shall be entitled to contest the payment of any Taxes that the Borrower believes were not correctly or legally asserted and the Administrative Agent, the Issuing Bank, the Selling Bank or any Bank with respect to which such Taxes were imposed shall fully cooperate with the Borrower in connection with such contest. If any Taxes constituting a withholding tax shall be or become applicable, after the Closing Date, to payments by the Borrower to the Selling Bank or any Bank, the Selling Bank or such Bank, as the case may be, shall use its best efforts to make, fund and maintain the Export Loan, its Export Participations and its Loans, as the case may be, through another lending office of the Selling Bank or such Bank, as the case may be, in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of the Export Loan, the Export Participations and such Loans, as the case may be, through such other office does not otherwise materially adversely affect the Export Loan, the Export Participations or such Loans, as the case may be, or the Selling Bank or such Bank, as the case may be. In the event that the Borrower is required to pay the Selling Bank or any Bank any additional amount pursuant to this subsection 5.9(a) and no change of lending office is made in accordance with the preceding sentence, after the Borrower makes such payment, the Selling Bank or such Bank, as the case may be, shall at the request and cost of the Borrower transfer for a purchase price equal to the outstanding Loans and Export Participation of such Bank, accrued and unpaid interest thereon and accrued and unpaid fees owing to such Bank under subsection 5.1 hereof and in accordance with the procedures set forth in subsection 12.6(c), its rights and obligations under this Agreement and the Notes or the other Loan Documents to a financial institution selected by the Borrower (and which agrees to such transfer) with the approval of such transferor and the Administrative Agent (not to be unreasonably withheld). If the Administrative Agent, the Issuing Bank, the Selling Bank or any Bank receives a refund in respect of any Taxes for which the Borrower has made payment hereunder, the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank (as the case may be) shall repay such refund (together with any interest actually received thereon) to the Borrower, provided that the Borrower, upon the request of the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank, agrees to return such refund (together with any penalties, interest or other charges) to the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank (as the case may be) in the event that the Administrative Agent, the Issuing Bank, the Selling Bank or such Bank is required to repay such refund. The agreements in this subsection 5.9 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            (b) The Selling Bank and each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be. The Selling Bank and each such Bank also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Selling Bank or such Bank from duly completing and delivering any such form with respect to it and the Selling Bank or such Bank so advises the Borrower and the Administrative Agent, in which case the Selling Bank or such Bank will deliver copies of any such forms as such Bank is able to complete and deliver. The Selling Bank and each Bank shall certify and represent and warrant to the Borrower (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to subsection 5.9(a) to the Administrative Agent, the Selling Bank or any Bank that fails to furnish any form or statement that it is required to furnish in accordance with this subsection 5.9(b) and, to the extent required by law, the Borrower shall be entitled to deduct Taxes from the payments owed to the Selling Bank or such Bank.

            5.10 Indemnity. The Borrower agrees to indemnify the Selling Bank and each Bank and to hold the Selling Bank and each Bank harmless from any loss or expense which the Selling Bank or such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan or the Export Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or the Export Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans or the Export Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds (excluding loss of margin) obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            5.11 Change in Lending Office. Each Bank, the Selling Bank and the Issuing Bank agrees that, in the event that, at any time, the provisions of subsections 4.6, 5.7, 5.8 or 5.9, as the case may be, have become or are likely to become applicable to it, it will change its office which makes or maintains Eurodollar Loans or Base Rate Loans or issues or maintains Letters of Credit or the Export Loan or Export Participations, as the case may be, to another of the offices through which it or its Affiliates conducts business of the type in which it is engaged hereunder, if by making such change it can avoid or mitigate any cost or disadvantage to the Borrower arising out of the operation of such provisions, so long as such Bank or the Selling Bank, as determined by it in its sole reasonable discretion, is not disadvantaged in any financial, economic, regulatory or other business way.

            5.12 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and prior to 10:00 A.M. on any Business Day in the case of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Loans, accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 (or, in the case of Eurodollar Loans, $5,000,000) or a whole multiple of $1,000,000 in excess thereof and may only be made if, after giving effect thereto, subsection 5.15 is not contravened. All prepayments shall be accompanied by the amounts notified by each Bank to the Administrative Agent as due and owing to it under subsection 5.10 as a result of such prepayment.

            5.13 Mandatory Prepayments. (a) If, during the Revolving Credit Commitment Period, the aggregate outstanding amount of the Available Revolving Credit Commitments is less than zero (including, without limitation, any such occurrence resulting from the reductions in the Revolving Credit Commitments pursuant to subsection 5.2 or this subsection 5.13), the Borrower shall pay or prepay the Revolving Credit Loans or cause SS/L to prepay the Export Loan, without premium or penalty, on such date in an aggregate amount equal to such excess, together with interest thereon accrued to the date of such payment or prepayment and any amounts payable pursuant to subsection 5.10 or, in the case of the Export Loan, payments for the account of San Paolo required pursuant to
Section 3(b) of the Export Loan Agreement.

      (b) The net cash proceeds of any issuance of indebtedness for borrowed money other than (i) the Loans and the Export Loans and (ii) of the type referred to in subsections 9.2(d) and 9.2(h) or cash pay, coupon bearing preferred stock after the Closing Date issued by the Borrower or any of its Restricted Subsidiaries to Persons other than to Affiliates of the Borrower shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13; provided that no prepayments shall be required under this subsection 5.13(b) if the pro forma Funded Debt to Consolidated EBITDA ratio (for the four consecutive fiscal quarters ending on the last day of the period covered by the financial statements most recently delivered pursuant to subsections 8.1(a) or (b)) of the Borrower and its consolidated Subsidiaries is less than 3.00 to 1.00 after giving effect to such issuance of indebtedness or preferred stock.

      (c) The net after-tax cash proceeds of the sale or other disposition of any property or assets of the Borrower or any of its Restricted Subsidiaries required to prepay the Term Loans and reduce the Revolving Credit Commitments pursuant to subsection 9.6(h) shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13, in each case no later than 365 Business Days after the date of receipt thereof, unless such net after-tax cash proceeds have been reinvested in the business of the Borrower and its Restricted Subsidiaries within such 365 Business Day period.

      (d) 50% of Excess Cash Flow, calculated annually at the end of each fiscal year commencing on or after January 1, 1999 shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13 within 90 days after the end or each such fiscal year; provided that such prepayment shall not be required under this subsection 5.13(d) if the pro forma Funded Debt to Consolidated EBITDA ratio (for the fiscal year then ended) of the Borrower and its consolidated Subsidiaries is less than 3.00 to 1.00, as of the last day of such fiscal year.

      (e) The net proceeds for any second consecutive launch failure of any satellite financed and scheduled to be owned and operated by the Borrower and the insurance proceeds from any in-orbit failure of any satellite shall be used to prepay the Term Loans and the Revolving Credit Commitments in accordance with this subsection 5.13; provided that such prepayment shall not be required under this subsection 5.13(e) if the pro forma Funded Debt to Consolidated EBITDA ratio (for the four consecutive fiscal quarters ending on the last day of the period covered by the financial statements most recently delivered pursuant to subsections 8.1(a) or (b)) of the Borrower and its consolidated Subsidiaries is less than 3.00 to 1.00.

      (f) Mandatory prepayments made pursuant to subsections 5.13(b), (c), (d) and (e) shall be applied first, to the Term Loans pro rata to the remaining installments on the Term Loans, and second, to the permanent reduction of the Revolving Credit Commitments (and to the repayment of the Revolving Credit Loans only as required in the next sentence). Payments made under this subsection 5.13 shall be applied first to Base Rate Loans, then to the Eurodollar Loans with an Interest Period ending on such date and then to other Eurodollar Loans. If, after giving effect to the foregoing prepayments, the aggregate outstanding amount of all Extensions of Credit under the Revolving Credit Commitments still exceeds the aggregate amount of the Revolving Credit Commitments, then the Borrower shall cash collateralize the Letters of Credit, in an aggregate amount equal to such excess. All prepayments shall be accompanied by the amounts notified by each Bank to the Administrative Agent as due and owing to it under subsection 5.10 as a result of such prepayment.

            5.14 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, and/or to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 5.15 or the proviso to subsection 2.1(a) shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 5.15 or the proviso to subsection 2.1(a) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

            (c) Any notice given by Borrower under this subsection 5.14 shall be deemed given on any Business Day if received on or prior to 11:00 a.m. New York City time on such date and otherwise on the next succeeding Business Day after receipt.

            5.15 Minimum Amounts of Tranches. All conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.


                  SECTION 6.  REPRESENTATIONS AND WARRANTIES

            To induce the Banks, the Issuing Bank, the Selling Bank and the Administrative Agent to enter into this Agreement and the Banks and the Issuing Bank to make their Extensions of Credit hereunder the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank, the Selling Bank, and each Bank that:

            6.1 Financial Condition. (a) The balance sheet of Loral as at December 31, 1996 and the related statements of income and of cash flows for the nine months ended on such date, audited by Deloitte & Touche LLP, copies of which have heretofore been furnished to the Selling Bank and each Bank that requested the same, are complete and correct in all material respects and present fairly the financial condition of Loral as at such date, and the results of its operations and its cash flows for the nine months then ended. The unaudited balance sheet of the Borrower as at June 30, 1997 and the related unaudited statement of income for the three month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Selling Bank and each Bank that requested the same, are complete and correct in all material respects and present fairly the financial condition of the Borrower as at such date, and the results of its operations for the three month period then ended (subject to normal year-end audit adjustments). All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and, with respect to any unaudited statements, except the notes with respect thereto). Except as disclosed in
Schedule 6.1, the Borrower did not have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in any notes thereto. During the period from June 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower at June 30, 1997.

            (b) The Borrower has furnished to the Selling Bank and each Bank projections of the financial position and results of operations of the Borrower as at the end of and for each of the fiscal years of the Borrower through December 31, 2002. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent, the Selling Bank and the Banks that such projections as to future events are inherently subject to significant economic and competitive uncertainties beyond the control of the Borrower, that actual results of operations during the periods covered by such projections may vary materially and adversely from the projected results of operations contained in such projections and that there cannot be any assurance that the projected results of operations contained in such projections will be realized. No fact is known to the Borrower (other than general economic conditions, which conditions are commonly known and affect business generally) which has, or which would in the future, in the reasonable judgment of the Borrower, have a Material Adverse Effect that has not been set forth in the financial statements referred to in this subsection 6.1 or disclosed herein or in the Schedules hereto.


            6.2 No Change. Except as disclosed in Schedule 6.1, (a) since June 30, 1997 there has been no development or event, that has had or could reasonably be expected to have a Material Adverse Effect and (b) since June 30, 1997, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, except as permitted by this Agreement.

            6.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to execute, deliver and perform the Loan Documents and the Borrower has the corporate power and authority, and the legal right, to issue, deliver and perform the Notes and the Export Notes and to borrow hereunder and under the Export Loan Agreement, and all necessary corporate action has been taken by the Borrower to authorize the borrowings on the terms and conditions of this Agreement and the Export Loan Agreement and the Notes and the Export Notes and the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (other than the Selling Bank or the Banks) is required in connection with the consummation of the transactions contemplated hereby, the borrowings hereunder and under the Export Loan Agreement or with the execution, delivery, performance, validity or enforceability of any of the Loan Documents other than those that have been obtained or made and are in full force and effect and other than consents, authorizations, orders, notifications, filings or registrations, individually or in the aggregate, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement and the Export Loan Agreement have been, and the Notes and the Export Notes and the L/C Applications will be, duly executed and delivered on behalf of the Borrower. This Agreement and the Export Loan Agreement each constitutes, and each Note, Export Note and L/C Application, when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            6.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the consummation of the transactions contemplated hereby and thereby, the borrowings hereunder and under the Export Loan Agreement and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or Contractual Obligation of, the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            6.6 No Material Litigation. Except as set forth on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) which has or could reasonably be expected to have a Material Adverse Effect.

            6.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            6.8 Ownership of Property; Liens. Except as disclosed in Schedule 6.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as permitted by subsection 9.3.

            6.9 Intellectual Property. Except as set forth on Schedule 6.9, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as disclosed in
Schedule 6.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for any such claim which could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

            6.10 Federal Regulations. No part of the proceeds of any Loans or the Export Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by the Selling Bank, any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, the Selling Bank and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            6.11 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

            6.12 Subsidiaries. The Borrower has no Subsidiaries other than (a) any Special Purpose Holding Subsidiary, (b) any Subsidiary acquired as permitted by subsection 9.8(h), (c) existing Subsidiaries as set forth in Schedule 6.12 and (d) any Subsidiary which is either (i) not a Restricted Subsidiary or (ii) which is a Guarantor pursuant to the Guarantee and Collateral Agreement.

            6.13 Purpose of Loans. The proceeds of the Term Loans and a portion of the Revolving Credit Facility shall be used by the Borrower on the Closing Date as follows: (a) to refinance and retire certain existing indebtedness of the Existing Borrower (including the Existing Credit Agreement) and to pay the fees and expenses in connection therewith, (b) to refinance and retire intercompany debt between the Parent and the Borrower (other than at least $200,000,000 of such intercompany indebtedness owed to the Parent which is unsecured and having terms and conditions satisfactory to the Administrative Agent (the "Intercompany Debt"), and (c) to refinance and retire existing third party indebtedness of the Borrower. Thereafter, the Revolving Credit Facility shall be used to provide for working capital requirements and for general corporate purposes, including acquisitions. The proceeds of the Export Loan shall be used by SS/L to finance the purchase of satellites and satellite components from Alenia which are in the aggregate of at least 80% Italian origin.

            6.14 Environmental Matters. Except as disclosed in Schedule 6.14, each of the representations and warranties set forth in paragraphs (a) through
(e) of this subsection is true and correct with respect to each parcel of real property owned or operated (within the meaning of any applicable Environmental
Law) by the Borrower and its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse
Effect:

            (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

            (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law, which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

            (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice.

            (d) Hazardous Materials have not been generated, treated, stored, disposed of, in, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location, in violation of any Environmental Law.

            (e) There are no governmental or administrative actions or judicial proceedings pending or, to Borrower's knowledge, contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or, to Borrower's knowledge, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

            6.15 Solvency. The Borrower is, individually and together with its Subsidiaries, Solvent.

            6.16 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after taking the actions described in Schedule 3 thereto, the Guarantee and Collateral Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and its Subsidiaries in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

            6.17 Disclosure. No representation or warranty made by the Borrower in this Agreement, any other Loan Document or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.


                       SECTION 7.  CONDITIONS PRECEDENT

            7.1 Conditions to Effectiveness; Initial Extensions of Credit. The effectiveness of this Agreement and the agreement of the Selling Bank and of each Bank to make its initial Extension of Credit is subject to the satisfaction, immediately prior to or concurrently with such effectiveness and the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received for each Bank: (i) a certified copy of the Export Loan Agreement, (ii) this Agreement, (iii) the Guarantee and Collateral Agreement and (iv) a Revolving Credit Note or Term Loan Note for each requesting Revolving Credit Bank and Term Loan Bank, each executed and delivered by a duly authorized officer of the Borrower and the other parties thereto and, in the case of this Agreement, by the Administrative Agent and the Banks.

            (b) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (c) Borrower Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

            (d) Borrower Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Bank, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signatures of the officers of the Borrower executing any Loan Document, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be executed by the President or Vice President and the Secretary or any Assistant Secretary of the Borrower.

            (e) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (f) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

            (g) Subsidiary Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

            (h) Financial Statements. The Administrative Agent shall have received:

                   (i) Loral Form 10-K for the nine months ended December 31,
            1996, as filed with the Securities and Exchange Commission, which includes audited financial statements of Loral and the Existing Borrower as of December 31, 1996 and March 31, 1996 and for the nine months ended December 31, 1996 and for the years ended March 31, 1996 and March 31, 1995.

                  (ii) Loral Form 8-K/A, dated March 14, 1997, as filed with the
            Securities and Exchange Commission, which includes audited financial statements of Skynet Satellite Services (a business unit of AT&T) as of December 31, 1996, 1995 and 1994.

                  (iii) Loral Form 10-Q for the quarterly periods ended March
            31, 1997 and June 30, 1997 which includes the consolidated financial statements of Loral and its subsidiaries.

                  (iv) unaudited consolidated financial statements of the
            Borrower and the consolidated subsidiaries for and at June 30, 1997.

            (i) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative Agent, the Selling Bank, any Bank or the Issuing Bank in any violation of, any Requirement of Law.

            (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a copy for the Selling Bank and each Bank, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings required by subsection 6.4, if any, and (ii) stating that except for such consents, licenses and filings as are attached, no such consents, licenses and filings are required, and each such consent, authorization and filing, if any, shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (k) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 5.1.

            (l) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its Restricted Subsidiaries, which shall reveal no liens on any assets of the Borrower or its Restricted Subsidiaries except for liens permitted under the Loan Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

            (m) Transponder Leasing. The Administrative Agent shall have received copies of the forms of leasing agreements in respect of the leasing by the Borrower from Loral of transponders on the Telstar 6 and Telstar 7 satellites.

            (n) Insurance. The terms, conditions and amounts of insurance coverage of the Borrower and the Subsidiaries, including orbital and launch insurance, shall be in effect when applicable, and substantially as previously described to the Administrative Agent by the Borrower.

            (o) Ratio of Funded Debt to Capitalization. The Administrative Agent shall have received evidence that the ratio of Funded Debt to Capitalization shall not exceed 0.65 to 1.00 as of the Closing Date.

            (p) Marketing Survey. The Administrative Agent shall have received a marketing survey as to the actual supply and demand for satellite services prepared by an independent consultant satisfactory to the Administrative Agent.

            (q) Approval of Intercompany Debt. The Administrative Agent shall have received a certified copy of the instruments evidencing the Intercompany Debt and shall be satisfied with the terms and conditions of the Intercompany Debt and all prepayments of Intercompany Debt on the Closing Date shall have been applied to the installments of such Intercompany Debt in the direct order of maturity.

            (r) Repayment of Existing Credit Agreement. SS/L shall have paid (or made arrangements satisfactory to the Administrative Agent to pay) in full all loans, accrued interest and fees, and expenses and indemnities owing to the Existing Banks under the Existing Credit Agreement.

            (s) Legal Opinions. The Administrative Agent shall have received, with a counterpart for the Selling Bank and each Bank, the executed legal opinion of Willkie Farr & Gallagher, counsel to the Borrower, substantially in the form of Exhibit D. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            7.2 Conditions to Each Extension of Credit. The agreement of the Selling Bank and of each Bank to make any Extension of Credit or of the Issuing Bank to issue any Syndicated Letter of Credit on any date (including, without limitation, the Closing Date) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

            (c) Export Loan Agreement. If such Extension of Credit is a drawdown under the Export Loan Agreement, the Selling Bank shall have received (and the Administrative Agent shall have received a copy of) a Payment Request and the documentation required under Sections 4(2)(a), (b) and (c), respectively, of the Export Loan Agreement (and the Selling Bank shall have confirmed to the Administrative Agent in writing that such documentation complies with the requirements of the Export Loan Agreement).

            The acceptance by the Borrower of any Loan, any drawing under the Export Loan or any Syndicated Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such effectiveness or Loan or Letter of Credit, as the case may be, that the conditions contained in this subsection 7.2 have been satisfied.


                       SECTION 8.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, any Loan or the Export Loan remains outstanding and unpaid or any Letter of Credit remains outstanding or any other amount is owing to the Selling Bank, any Bank, the Issuing Bank or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            8.1 Financial Statements. Furnish to the Administrative Agent, the Selling Bank and each Bank:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and of cash flows for such year, setting forth in each case, in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by

      Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Banks; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for the previous year, certified by a Responsible Officer as being to the best of his knowledge fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries referred to in subsection 8.1(a) or 5.1(a), as the case may be (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, with respect to any unaudited statements, except the notes with respect thereto).

            8.2 Certificates; Other Information. Furnish to the Selling Bank and each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a calculation certified by a Responsible Officer of Excess Cash Flow for the prior fiscal year;

            (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer (x) stating that, to the best of such Officer's knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (y) showing calculations in respect of subsection 9.1;

            (c) within five days after the same are sent, copies of all financial statements and material reports which Loral sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which Loral or the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (d) concurrently with the delivery of the financial statements referred to in subsection 8.1(a) and (b), any discussion or analysis of the results reflected in such financial statements prepared by management of the Borrower; and

            (e) promptly, such additional financial and other information as any Bank may from time to time reasonably request, subject to restrictions of any Governmental Authority with respect to classified information.

            8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay is due to a good faith error or omission; provided that this covenant shall not require the Borrower to pay any Indebtedness or Guarantee Obligation if such failure to pay would not result in an Event of Default under
Section 10(f).

            8.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that this covenant shall not require the Borrower to pay any Indebtedness or Guarantee Obligation if such failure to pay would not result in an Event of Default under Section 10(f).

            8.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually carried by the companies engaged in the same or a similar business in the same general area, and if reasonably requested by the Required Banks any additional property and/or liability insurance; and furnish to each Bank, upon written request, full information as to the insurance carried. Until such time as the ratio of (x) Funded Debt of the Borrower and its consolidated Subsidiaries on the last day of any fiscal quarter to (y) Consolidated EBITDA for any such fiscal quarter is less than 3.00 to 1.00 as of the last day of two consecutive fiscal quarters, the Borrower and its Subsidiaries shall maintain in-orbit insurance on each satellite equal in value to at least the original cost less accumulated depreciation of each such satellite in orbit. The Borrower and its Subsidiaries may implement programs of self insurance for comprehensive general liability in the ordinary course of business and in accordance with industry standards for a company of similar size so long as the Administrative Agent and the Required Banks deem, in their sole discretion, that such program is adequately capitalized.

            8.6 Inspection of Property; Books and Records; Discussions; Independent Audits. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to any restrictions imposed by any Governmental Authority with respect to classified information and to contractual confidentiality restrictions with customers, permit representatives of the Selling Bank or of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            8.7 Notices. Promptly give notice to the Administrative Agent, the Selling Bank and each Bank, of:

            (a)  the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is more than 5% of the Consolidated Net Worth of the Borrower at any time and not covered by insurance (other than normal deductibles) or in which injunctive or similar relief which could reasonably be expected to have a Material Adverse Effect is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

            (e) a development or event in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or any of its Subsidiaries proposes to take with respect thereto.

            8.8  Environmental Laws.

            (a) Comply with, and use best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and use best efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to do so could not have a Material Adverse Effect;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws applicable to it and comply with all lawful orders and directives of all Governmental Authorities within the time permitted by law respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a Material Adverse Effect; and

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated (within the meaning of any applicable Environmental Law) by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

            8.9 Additional Subsidiaries. (a) With respect to any Person that, subsequent to the Closing Date, becomes a Restricted Subsidiary (other than any Subsidiary organized under a jurisdiction outside the United States), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Banks, any amendment or supplement to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Restricted Subsidiaries, (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement pursuant to an Assumption Agreement in the form of Annex 1 thereto, and (B) to take all actions necessary or advisable to cause the Liens created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) With respect to any Person that, subsequent to the Closing Date, becomes a Restricted Subsidiary organized outside of the United States and directly owned by the Borrower or a domestic Restricted Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a supplement to the Guarantee and Collateral or a pledge agreement, as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a Lien on the Capital Stock of such foreign Subsidiary which is owned by the Borrower or any of its domestic Restricted Subsidiaries (provided that in no event shall more than 65% of the voting Capital Stock of any such foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such domestic Restricted Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.


                        SECTION 9.  NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, any Loan or the Export Loan remains outstanding and unpaid or any Letter of Credit remains outstanding or any other amount is owing to the Selling Bank, any Bank, the Issuing Bank or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to subsections 9.1 and 9.7) shall not permit any of its Subsidiaries or Subsidiaries controlled by the Borrower (as applicable) to, directly or indirectly:

            9.1 Financial Condition Covenants. (a) Interest Coverage. Permit the ratio of (x) Consolidated EBITDA for any period of four consecutive fiscal quarters (the "Test Period") ending on a fiscal quarter during any period set forth below to (y) Consolidated Interest Expense for such Test Period to be less than the ratio set forth opposite the last date of such Test Period below:

                  Test Period Ending                  Ratio
                  ------------------                  -----

                  12/31/97-6/30/98              2.00 to 1.00
                  9/30/98                       2.25 to 1.00
                  12/31/98                      2.50 to 1.00
                  3/31/99                       2.75 to 1.00
                  6/30/99                       3.00 to 1.00
                  9/30/99                       3.25 to 1.00
                  12/31/99                      3.25 to 1.00
                  3/31/00                       3.50 to 1.00
                  6/30/00                       3.75 to 1.00
                  9/30/00 and thereafter        4.00 to 1.00

            (b) Senior Third Party Debt to Capitalization. Permit the ratio of
(x) Funded Debt (other than the Intercompany Debt) on the last day of any fiscal quarter to (y) Capitalization on the last day of such fiscal quarter to exceed for any fiscal quarter ended on or prior to September 30, 1999, 0.55 to 1.00; and for any fiscal quarter ended at any time thereafter, 0.50 to 1.00.

            (c) Funded Debt to Capitalization. Permit the ratio of (x) Funded Debt on the last day of any fiscal quarter to (y) Capitalization on the last day of such fiscal quarter to exceed for any fiscal quarter ended on or prior to September 30, 1999, 0.65 to 1.00; and for any fiscal quarter ended at any time thereafter, 0.60 to 1.00.

            9.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness of Subsidiaries which the Borrower controls, except:

            (a) Indebtedness in respect of the Loans, the Export Loan, the Notes, the Export Notes, the Letters of Credit and other obligations under this Agreement and the Export Loan Agreement;

            (b) Indebtedness of any Restricted Subsidiary to the Borrower or any other Subsidiary;

            (c) Indebtedness outstanding on the Closing Date and listed on
      Schedule 6.8 and extensions, renewals and refinancings thereof so long as the amount of such Indebtedness is not thereby increased (except by an amount necessary to pay the fees and expenses, including prepayment costs, incurred in connection with the refinancing);

            (d)  Indebtedness comprised of liens permitted by subsection 9.3;

            (e) Indebtedness in respect of Interest Rate Agreements and foreign exchange hedging agreements incurred to protect the Borrower and its Subsidiaries against interest rate fluctuations or foreign exchange rate fluctuations;

            (f) Indebtedness of the type described in clause (b) of the definition of "Indebtedness" arising as a result of progress payments, milestones, advances or similar arrangements made pursuant to government contracts or other Contractual Obligations;

            (g) Indebtedness incurred under any arrangement with any Person providing for the leasing by any Subsidiary of real or personal property which has been sold or is to be transferred by such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Subsidiary;

            (h) Indebtedness incurred after the Closing Date not to exceed in the aggregate 15% of the Consolidated Net Worth of the Borrower at the time of occurrence for industrial revenue bonds, for Financing Lease obligations and for the deferred purchase price of newly acquired property of the Borrower and its Subsidiaries, incurred to finance the acquisition of fixed or capital assets and the intangibles associated with such assets within 180 days of the acquisition or construction of such fixed or capital assets; and

            (i) An amount equal to 5% of the assets of the Borrower and its Subsidiaries may be used for additional Indebtedness not included in clauses (a)-(h) above; provided that to the extent such Indebtedness is incurred by Subsidiaries which are not Restricted Subsidiaries, such Indebtedness shall be non-recourse to the Borrower or any Restricted Subsidiary of the Borrower.

            9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its or its Restricted Subsidiaries' property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (f) (i) Liens in existence on the Closing Date listed on Schedule 6.8, securing Indebtedness permitted by subsection 9.2(c), and (ii) Liens securing Indebtedness of the Borrower outstanding on the Closing Date and listed on Schedule 6.8 and extensions, renewals, and refinancings thereof so long as the amount of such Indebtedness is not thereby increased (except by an amount necessary to pay the fees and expenses, including prepayment costs, incurred in connection with the refinancing), provided in each case, that no such Lien is spread to cover any additional property after the Closing Date;

            (g) Liens securing Indebtedness of the Borrower and, to the extent permitted by subsection 9.2(h), of its Subsidiaries, incurred to finance or refinance the acquisition, construction or improvement of fixed or capital assets and the intangibles associated with such assets, provided that (i) such Liens shall be created within 180 days of the acquisition or construction of such fixed or capital assets or intangibles and accounts associated with such assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased except in connection with further improvements and additions to such assets and (iv) the principal amount of Indebtedness secured by any such Lien shall not at the time of incurrence exceed 100% of the fair value (as determined in good faith by the board of directors of the Borrower) of such property, intangibles and accounts at the time it was acquired or constructed;

            (h) Liens in favor of the Administrative Agent, for the ratable benefit of the Banks and the Selling Bank;

            (i) Liens on materials and work-in-progress in favor of customers of the Borrower and its Subsidiaries for amounts paid to the Borrower or any of its Subsidiaries as progress payments, milestones, advances or similar arrangements under Contractual Obligations entered into by the Borrower or such Subsidiary with respect to such materials or work-in-progress;

            (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (k) (i) Liens securing Indebtedness of Subsidiaries permitted by subsection 9.2(g), and (ii) Liens securing Indebtedness of the Borrower incurred under any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been sold or is to be transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower; and

            (l) Judgment liens in an aggregate amount at any one time outstanding not in excess of 5% of Consolidated Net Worth at such time;

            (m) Liens on property in existence at the time of acquisition of such property by the Borrower or any Subsidiary in an aggregate amount at any one time outstanding not in excess of 10% of Consolidated Net Worth at such time; provided that no such Lien is spread to cover any additional property and the amount secured thereby is not increased; and

            (n) other Liens on assets of the Borrower and its Subsidiaries incurred in the ordinary course of business which Liens do not attach to any property or assets of the Borrower and its Subsidiaries that either singly or in the aggregate are material to the conduct of the business of the Borrower and its Subsidiaries.

            9.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation of the Borrower or Subsidiaries which the Borrower controls except:

            (a)  the Letters of Credit;

            (b) guarantees made in the ordinary course of its business by the Borrower of Indebtedness permitted by subsection 9.2;

            (c) stand-by letters of credit with expiry dates beyond the Revolving Credit Termination Date which would have been issued as a Stand-By L/C or Performance Letter of Credit under the Revolving Credit Commitment but for their expiry dates (the "Substitute Letters of Credit");

            (d) guarantees made by, or letters of credit or surety bonds issued for the account of the Borrower or any Subsidiary, in each case in the ordinary course of its business and supporting the obligations of any Wholly-Owned Subsidiaries, which obligations are otherwise permitted under this Agreement;

            (e) Guarantee Obligations in respect of Indebtedness so long as the aggregate amount of such Guarantee Obligations does not, at any time, exceed 5% of the Consolidated Net Worth of the Borrower at the time of the incurrence of the Guarantee Obligations; and

            (f) Guarantee Obligations in respect of any Indebtedness of the Borrower or any Subsidiary if such Indebtedness is otherwise permitted hereunder.

            9.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or the Capital Stock of any Subsidiary (other than a Special Purpose Holding Subsidiary which is not a Material Subsidiary), or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries (provided that the Wholly-Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation(s)); and

            (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any domestic Restricted Subsidiary of the Borrower.

            9.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

            (a) property (including inventory) disposed of in the ordinary course of business;

            (b) obsolete, replaced, worn out or discontinued property (including inventory);

            (c) equipment which is replaced with other equipment of comparable value and quality within 90 days before or after such sale or disposition;

            (d) the sale or discount without recourse of accounts receivable in the ordinary course of business in connection with the compromise or collection thereof;

            (e)  as permitted by subsection 9.5;

            (f) the sale, transfer or other disposition of cash and/or Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents;

            (g) to the extent that the Borrower and its Restricted Subsidiaries have not funded the costs of the construction or acquisition of the portion thereof to be sold (as certified by the Borrower to the Administrative Agent in detail reasonably satisfactory to it), the sale and leaseback of the transponders for the Telstar 6,7,8 and 9 satellites; or

            (h) other sales of assets, provided that if the aggregate net after-tax cash proceeds from such assets exceeds $40,000,000 in any consecutive 12 month period, then the Term Loans and Revolving Credit Commitments are permanently reduced by an amount equal to the aggregate net after-tax cash proceeds of such sales in excess of $40,000,000 received by the Borrower and its Subsidiaries, in accordance with subsection 5.13(c).

            9.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in equity securities of the Borrower not redeemable at the option of the holder and not entitled to any mandatory repurchase, dividend or distribution) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower (including Cash Advances from Parent) or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing or would result from the making of such dividend, the Borrower may make a dividend if (a) the sum of (i) such dividend plus (ii) the dividends made from the Closing Date through any date of determination, shall not exceed an amount equal to 50% of cumulative Consolidated Net Income, and (b) the ratio of Funded Debt to Consolidated EBITDA of the Borrower and its consolidated Subsidiaries is less than 3.00 to 1.00 at the end of the fiscal quarter prior to the date of the declaration of such dividend; and provided further that the Borrower may pay a dividend to Parent up to $70,000,000 of Cash Advances from Parent as long as after such dividend to Parent, Shareholders' Equity shall total at least $700,000,000.

            9.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person or in any commodities futures or other such speculations, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b)  investments in Cash Equivalents;

            (c) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding;

            (d) investments by the Borrower in its Restricted Subsidiaries and investments by Subsidiaries in the Borrower and in Restricted Subsidiaries except that the Borrower may not create or acquire any new Subsidiaries (other than Special Purpose Holding Subsidiaries or in accordance with the provisions of subsections (h) or (i) below) without the prior written consent of the Required Banks;

            (e)  Capital Expenditures;

            (f) advances to (i) subcontractors in respect of projects for which the Borrower has received advances from third parties in an amount not to exceed such third party advances (ii) subcontractors in an amount not to exceed at any time outstanding $25,000,000 and (iii) providers of launch vehicles in the ordinary course of business;

            (g) investments in Special Purpose Holding Subsidiaries or in businesses related to the Borrower's current line of business which do not exceed $5,000,000 in the aggregate as to the Borrower and its Subsidiaries;

            (h) acquisitions of other Persons engaged in businesses related to the Borrower's current business; provided that (i) such acquisition has been agreed to by the Board of Directors of the acquired Person prior to the initiation of the acquisition transaction and (ii) that after giving effect thereto, (x) no Default or event of Default shall have occurred and be continuing and (y) the Borrower is in compliance on a pro forma basis with the covenants in subsection 9.1 at, and for the period ending on, the date of the financial statements most recently delivered pursuant to subsection 8.1 as if such acquisition had occurred on the first day of the four quarter period ending on such date (as certified by the Borrower to the Administrative Agent in detail reasonably satisfactory to it); and

            (i) other investments; provided that the aggregate amount of all such investments under this subsection 9.8(i) may not exceed 10% of the Borrower's Consolidated Net Worth at the end the fiscal quarter of the Borrower next preceding any such investment.

            9.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except (a) for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Borrower's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate and (b) for transactions which are profitable to the Borrower and (c) that the Borrower may perform the agreements in effect on the Closing Date listed on Schedule 9.9.

            9.10 Restrictions on Intercompany Debt. Make any prepayments, redemptions or purchases or consent to any assignment of the Intercompany Debt unless, as at the end of each of the two preceding fiscal quarters, the ratio of pro forma Funded Debt to Consolidated EBITDA for each fiscal quarter of the Borrower and the consolidated Subsidiaries is less than 3.00 to 1.00 after giving effect thereto.

            9.11 Restrictions on Indebtedness to Parent or Loral. Incur any Indebtedness to Parent or Loral unless the same is not mandatorily repayable or repayable until one year and a day following repayment and termination of the Credit Facilities and is subordinated to the Credit Facilities on a basis satisfactory to the Administrative Agent.

                        SECTION 10.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or the Export Loan or the amount of any drawing under a Letter of Credit when due; or the Borrower shall fail to pay any interest on any Loan or the Export Loan or on the unpaid amount of any drawing under any Letter of Credit, or the Borrower shall fail to pay any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Export Loan Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower (or any Subsidiary) shall default in the observance or performance of any agreement contained in subsection 9.1, 9.5, 9.6, 9.7 or 9.11; or

            (d) The Borrower (or any Subsidiary) shall default in the observance or performance of any agreement contained in subsection 9.2, 9.3, 9.4, 9.8, 9.9 or 9.10, and such default shall continue unremedied for a period of five days; or

            (e) The Borrower (or any Subsidiary) shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days; or

            (f) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans or the Export Loan or in respect of Letters of Credit) in an aggregate outstanding principal amount of $15,000,000 or more or in the payment of any Guarantee Obligation in an amount of $15,000,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation in an aggregate amount in excess of $15,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (g) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
      (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through
      (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

            (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of more than 5% of the Consolidated Net Worth of the Borrower at any time and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (j) If at any time the Borrower or any of its Subsidiaries shall become liable (whether, directly, indirectly, by indemnity or contribution or otherwise) for (w) environmental removal or remediation expenses, (x) costs of response with respect to any Environmental Law, (y) damages for injury to, destruction of or loss of natural resources, or (z) assessed environmental fines, penalties or other such charges which, as to (w), (x), (y) and (z) above in the aggregate, are in excess of $15,000,000 above such amounts which are covered by insurance; or

            (k)  Any Change in Control shall occur; or

            (l) (i) The Lien created by the Guarantee and Collateral Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby or (ii) the Guarantees created by the Guarantee and Collateral Agreement shall cease to be enforceable or any Guarantor shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above automatically (i) the Commitments shall immediately terminate and the Loans hereunder and the Export Loan (with accrued interest thereon) and all other amounts owing under this Agreement, the Export Loan Agreement, the Export Notes and the Notes shall immediately become due and payable and (ii) all obligations of the Borrower in respect of the Letters of Credit (including the obligation described below to deposit cash collateral to cover any undrawn amounts), although contingent and unmatured, shall become immediately due and payable and the obligations of the Issuing Bank to issue Syndicated Letters of Credit shall immediately terminate, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith and the obligations of the Issuing Bank to issue Syndicated Letters of Credit to be terminated, whereupon the Commitments and the obligations of the Issuing Bank shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Borrower, (A) declare the Loans and the Export Loan (with accrued interest thereon) and all other amounts owing under this Agreement, the Export Loan Agreement, the Export Notes and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (B) declare all or a portion of the obligations of the Borrower in respect of the Letters of Credit (including the obligation described below to deposit cash collateral to cover any undrawn amounts), although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 10 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Borrower's reimbursement obligations with respect to Letters of Credit as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Borrower's Obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Banks. Amounts held in such cash collateral account shall be invested in Cash Equivalents until any such time as they shall be applied by the Administrative Agent as aforesaid. The amount of such cash collateral required shall be recomputed on each Determination Date. After all such Letters of Credit shall have expired or been fully drawn upon and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                     SECTION 11.  THE ADMINISTRATIVE AGENT

            11.1 Appointment. Each Bank and the Selling Bank hereby irrevocably designates and appoints Bank of America as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Bank of America, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

            11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            11.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank and the Selling Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank or the Selling Bank. Each Bank and the Selling Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or the Selling Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and enter into this Agreement. Each Bank and the Selling Bank also represents that it will, independently and without reliance upon the Administrative Agent or the Selling Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks and the Selling Bank by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank or the Selling Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            11.7 Indemnification. The Banks and the Selling Bank agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that neither the Selling Bank nor any Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

            11.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

            11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks and the Selling Bank, which successor agent shall, if no Default or Event of Default has occurred and is continuing or if such appointment could cause the Borrower's Facility Security Clearance to be invalidated, be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If the retiring Administrative Agent is also the Issuing Bank hereunder and the successor Administrative Agent so requests in writing, the retiring Administrative Agent shall resign as the Issuing Bank, effective for all Syndicated Letters of Credit issued on or after the date the successor Administrative Agent becomes the "Administrative Agent" hereunder. In the event of a material breach by the Administrative Agent of its duties hereunder, the Administrative Agent may be removed by the Required Banks for cause and the provisions of this subsection
11.9 shall apply to the appointment of a successor Administrative Agent.

            11.10 Issuing Bank. Each Bank and the Selling Bank hereby acknowledges that the provisions of this Section 11 shall apply to the Issuing Bank, in its capacity as such in the same manner as such provisions are expressly stated to apply to the Administrative Agent.


                          SECTION 12.  MISCELLANEOUS

            12.1 Amendments and Waivers. All requests for any amendment, supplement or other modification of any provision of this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent. The Administrative Agent will manage the voting and execution process in connection with any such amendment, supplement or other modification. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks and the written acknowledgement of the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks, the Selling Bank or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or Export Note or any installment of principal thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee or extend the time of payment thereof payable to the Selling Bank or to any Bank hereunder, increase the amount of the Selling Bank's or any Bank's Commitments, in each case without the consent of the Selling Bank or Bank affected thereby, as the case may be, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks or Majority Banks, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of the Selling Bank and all the Banks, or (c) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent and the Issuing Bank or (d) amend, modify or waive any provision of Section 4 pertaining to Letters of Credit without the written consent of the Issuing Bank or pertaining to the Export Loan Agreement and the Export Participations without the written consent of the Selling Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Selling Bank and the Banks and shall be binding upon the Borrower, the Banks, the Issuing Bank, the Selling Bank, the Administrative Agent, and all future holders of the Notes and the Export Notes. In the case of any waiver, the Borrower, the Banks, the Selling Bank and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower, the Selling Bank and the Administrative Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

      The Borrower:                 Loral SpaceCom Corporation
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  Nicholas C. Moren
                                    Telephone: (212) 697-1105
                                    Telecopy:  (212) 867-5248

      The Administrative Agent:     Bank of America National
                                    Trust and Savings Association
                                    Agency Management Services
                                    1850 Gateway Boulevard
                                    Concord, California  94520
                                    Attention: Ando Perlas
                                    Telecopy:  (510) 675-8500


      The Selling Bank:             Istituto Bancario San Paolo Di Torino SpA
                                    245 Park Avenue
                                    New York, New York  10167
                                    Attention: Wendell Jones
                                    Telecopy:  (212) 599-5303

provided that any notice, request or demand to or upon the Administrative Agent pursuant to subsections 2.3, 3.2, 4.3, 4.7, or 5.15 shall not be effective until received.

            12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Selling Bank or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

            12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Selling Bank and the Issuing Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents, and any other documents prepared in connection herewith or therewith, the preparation and execution of any Syndicated Letters of Credit, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to the Administrative Agent, the Selling Bank or the Issuing Bank, (b) to pay or reimburse the Selling Bank, each Bank, the Issuing Bank and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under or arising out of this Agreement, the Notes, the other Loan Documents and any such other documents, or incurred with respect to any challenge to any Letter of Credit, including, without limitation, reasonable fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to the Administrative Agent, the Issuing Bank, the Selling Bank, and to the several Banks, and (c) to pay, indemnify, and hold each Bank, the Issuing Bank, the Selling Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any (other than taxes excluded from the definition of "Taxes" in subsection 5.9), which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank, the Issuing Bank, the Selling Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred in connection with, or arising out of, defending, prosecuting or complying with any proceeding, action or investigation arising out of, or relating to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, the Issuing Bank, the Selling Bank or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, the Selling Bank or any such Bank. The agreements in this subsection shall survive repayment of the Obligations and all other amounts payable hereunder.

            12.6  Successors and Assigns; Participations; Purchasing Banks.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Issuing Bank, the Selling Bank, the Banks, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of each Bank. Neither the Selling Bank nor any Bank may participate, assign or sell any of its rights or obligations hereunder except as provided in this subsection 12.6 or in subsection 4.2.

            (b) Any Bank or the Selling Bank may, in the ordinary course of its commercial lending business and in accordance with applicable law and subject to subsection 12.16, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Syndicated Letter of Credit participated in by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank or the Selling Bank of participating interests to a Participant, such Bank's or the Selling Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank or the Selling Bank shall remain solely responsible for the performance thereof, such Bank or the Selling Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Issuing Bank, the Selling Bank, and the Administrative Agent shall continue to deal solely and directly with such Bank or the Selling Bank in connection with such Bank's or the Selling Bank's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes or the other Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note or the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank or the Selling Bank under this Agreement or any Note or any other Loan Document, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks and the Selling Bank the proceeds thereof as provided in subsection 12.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 5.7, 5.8, 5.9, 5.10 and 12.5 with respect to its participation in the Commitments and the Loans and Export Loan outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank or the Selling Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank or the Selling Bank to such Participant had no such transfer occurred and that the Participants shall assume their respective shares of any obligations imposed on the transferor Bank or the Selling Bank under such subsections. Each Bank and the Selling Bank agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Bank or the Selling Bank with respect to voting hereunder, only with respect to matters requiring the consent of all of the Banks and the Selling Bank hereunder.

            (c) Any Bank and the Selling Bank may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to any Bank or the Selling Bank or any Affiliate thereof or, to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes or the other Loan Documents pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank or the Selling Bank (and, in the case of a Purchasing Bank that is not then a Bank or the Selling Bank or an Affiliate thereof, consented to by the Borrower, SS/L and the Administrative Agent (such consents not to be unreasonably withheld) and the Issuing Bank) and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to this subsection 12.6(c) shall be in an amount of $10,000,000 or more ($5,000,000 in the case of a sale to any Bank or the Selling Bank) and (B) in the event of a sale of less than all of such rights and obligations, such Bank after any such sale shall retain a Commitment and/or Loans and/or L/C Participating Interests aggregating at least $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank or the Selling Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule 1.1A) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the relevant Borrower marked "canceled".

            (d) The Administrative Agent shall maintain at its address referred to in subsection 12.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Selling Bank and the Commitments of, principal amount of the Loans or Export Loan owing to, and the amount of the Export Participation and the participating interest in L/C Participating Interests of, each Bank and the Selling Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Selling Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank or the Selling Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or the Selling Bank or an Affiliate thereof, by the Borrower, the Issuing Bank and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks, the Issuing Bank, the Selling Bank and the Borrower.

            (f) The Borrower authorizes each Bank and the Selling Bank to disclose to any

Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's and the Selling Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank or the Selling Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank or the Selling Bank by or on behalf of the Borrower in connection with such Bank's or the Selling Bank's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

            (g) If, pursuant to this subsection, any interest in this Agreement or any Note or any other Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank or the Selling Bank, as the case may be, shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank or the Selling Bank, as the case may be (for the benefit of the transferor Bank or the Selling Bank, as the case may be, the Administrative Agent, the Issuing Bank and the Borrower), that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Issuing Bank, the Borrower or the transferor Bank or the Selling Bank, as the case may be, with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit or any other amount payable hereunder, (ii) to furnish to the transferor Bank or the Selling Bank, as the case may be (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Issuing Bank and the Borrower), either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), together with U.S. Internal Revenue Form W-8 or W-9, or any successor form, and (iii) to agree (for the benefit of the transferor Bank or the Selling Bank, as the case may be, the Administrative Agent, the Issuing Bank and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Issuing Bank and the Borrower) a new Form 4224 or Form 1001, together with U.S. Internal Revenue Form W-8 or W-9, or any successor form, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

            (h) Nothing herein shall prohibit any Bank from transferring any of its rights hereunder for purposes of pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

            12.7 Adjustments; Set-off.

            (a) If any Bank or the Selling Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or of all or part of its L/C Participating Interest in any Syndicated Letter of Credit or all or part of its interest in the Export Loan (as to each Bank and the Selling Bank, its "Exposure"), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank or the Selling Bank, if any, in respect of such other Bank's or the Selling Bank's Exposure or interest thereon, such benefitted Bank shall purchase for cash from the other Banks and the Selling Bank such portion of each such other Bank's or the Selling Bank's Exposure, or shall provide such other Banks or the Selling Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks and the Selling Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank or the Selling Bank so purchasing a portion of another Bank's or the Selling Bank's Exposure may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank or the Selling Bank were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Banks and the Selling Bank provided by law, each Bank and the Selling Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or the Selling Bank or any banking affiliate thereof to or for the credit or the account of the Borrower, and each such affiliate is hereby irrevocably authorized to permit such setoff and application. Each Bank and the Selling Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank or the Selling Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            12.8 Confidentiality. The Banks and the Selling Bank shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such in writing by the Borrower in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure reasonably required by a bona fide prospective Transferee in connection with the contemplated transfer of any Note or participation therein or any other interest in the Loan Documents or as required or requested by any Governmental Authority or representative thereof pursuant to legal process.

            12.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Selling Bank and the Administrative Agent.

            12.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12.11 Integration. This Agreement and the other Loan Documents represents the agreement of the Borrower, the Administrative Agent, the Selling Bank and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Selling Bank or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            12.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            12.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            12.14 Acknowledgements. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

            (b) none of the Administrative Agent, the Issuing Bank, any Bank nor the Selling Bank has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

            (c) no joint venture exists among the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks or any of them or among the Borrower and the Banks.

            12.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE SELLING BANK AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            12.16 Compliance with Department of Defense Regulations. (a) The Administrative Agent shall provide the Borrower with respect to each potential Bank the following information: name, address, amount of Commitments (in dollar amount and as percentage of total), and country of domicile of ultimate beneficial owner. Administrative Agent shall maintain a list of all Banks and provide the Borrower with notice of any changes thereto; and in the case of any potential Participants, Administrative Agent shall provide the Borrower with respect to each potential Participant the following information: amount of participation (in dollar amount and as percentage of total) and country of domicile of ultimate beneficial owner.

            (b) Borrower shall have the right to consent to each Bank or any potential Bank that is foreign owned or foreign controlled (as defined by Department of Defense regulations) and such consent shall be withheld only if the nationality of such Bank is sufficient in the Borrower's reasonable judgment to cause the Borrower's Facility Security Clearance to be invalidated.

            (c) The Administrative Agent shall provide each potential Bank and the Selling Bank written notice of the following conditions of participation or assignment:

             (i) The Borrower will not under any circumstances be obligated or required to release, disclose or otherwise make available any classified information to any Bank or the Selling Bank.

            (ii) The rights and claims of each Bank and the Selling Bank against the Borrower will be limited to those set forth in and arising out of the various Loan Documents.

            (iii) Neither the Selling Bank nor any Bank will exert influence or control over the business or the operations of the Borrower except as established by the various Loan

      Documents; provided, however, that each Bank and the Selling Bank shall be entitled to administer, consent to, waive and otherwise exercise the rights provided to them under the various Loan Documents such as, without limitation, requiring the Borrower to maintain property insurance, pay taxes, comply with applicable laws, furnish financial statements and reports, provide notice of litigation and defaults, refrain from incurring other Indebtedness or Liens, disposing of assets or merging or consolidating with other business entities.

            (iv) Neither the Selling Bank nor any Bank may assign its rights or interest to any foreign owned or foreign controlled bank without the consent of the Borrower as under (b) above and unless such bank agrees prior to becoming a party to the Loan Documents to be bound by the above conditions.

            (d) All Banks and the Selling Bank will also be notified of Borrower's obligations to the Department of Defense including: (i) notifying the Department of Defense of any acceleration of any Loans or other Obligations or the commencement by the Administrative Agent of any action to enforce the various Loan Documents, and (ii) providing annual certification of the continuing effectiveness of its security arrangements.

            (e) All Banks and the Selling Bank shall be notified that the clearance held by the Borrower is subject to revocation if these conditions are not met and maintained and that such revocation would result in material harm to its business.

            12.17 Consent to Amendment and Restatement. By executing this Agreement, each Bank which is an Existing Bank consents and agrees to this amendment and restatement of the Existing Credit Agreement and the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    LORAL SPACECOM CORPORATION


                                    By: /s/ Nicholas C. Moren
                                        ---------------------
                                        Title: Vice President and Treasurer


                                    SPACE SYSTEMS/LORAL, INC.


                                    By: /s/ Nicholas C. Moren
                                        ---------------------
                                        Title: Vice President and Treasurer

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                      as Administrative Agent and as a Bank


                                    By: /s/ Steve A. Aronowitz
                                        ----------------------
                                        Title: Managing Director

                                        ----------------------------------------

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                      as Issuing Bank


                                    By: /s/ Steve A. Aronowitz
                                        ----------------------
                                        Title: Managing Director
                                        ----------------------------------------

                                    ISTITUTO BANCARIO SAN PAOLO DI
                                    TORINO, S.P.A.,
                                      as Selling Bank and in its individual
                                      capacity


                                    By: /s/ [illegible]
                                        ----
                                        Title:


                                    By: /s/ [illegible]
                                        ----
                                        Title:

                                    THE CHASE MANHATTAN BANK



                                    By:/s/ Richard C. Smith
                                       Title: Vice President


                                    NATIONSBANK OF TEXAS, N.A.



                                    By: /s/ Pamela S. Kurtzman
                                       Title: Vice President

                                    THE BANK OF NEW YORK



                                    By: /s/ Ken Sneider
                                       Title: Vice President


                                    BARCLAYS BANK PLC
                                       -----------------------------------------


                                    By: /s/ John Diammore
                                       -----------------------------------------
                                       Title: Director


                                    CREDIT LYONNAIS



                                    By: /s/ Stephen C. Levi
                                       Title: Vice President
                                        ----------------------------------------

                                        ----------------------------------------




                                    DEUTSCHE BANK AG, NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCHES
                                        ----------------------------------------


                                    By:  /s/ Sheryl L Paynter
                                        Title: Associate


                                    By: /s/ Robert Wood
                                        ----------------------------------------
                                        Title: Director


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                    By: /s/ John V. Velton
                                       Title: Joint General Manager

                                    MELLON BANK N.A.

                                        ----------------------------------------

                                    By: /s/ [illegible]
                                       Title: Vice President


                                    THE SANWA BANK, LIMITED,
                                    NEW YORK BRANCH

                                        ----------------------------------------

                                    By: /s/ [illegible]
                                       Title: Vice President


                                    SOCIETE GENERALE



                                    By: /s/ [illegible]
                                       Title: Vice President

                                        ----------------------------------------

                                    THE SUMITOMO BANK LIMITED



                                    By: /s/ Kazuyoshi Igawa
                                       Title: Joint General Manager

                                        ----------------------------------------
                                    BANK OF MONTREAL



                                    By: /s/ W.T. Calder
                                       Title: Director

                                        ----------------------------------------

                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ Alan Edwards
                                       Title: Authorized Signatory


                                    BANQUE NATIONALE DE PARIS
                                        ----------------------------------------


                                    By: /s/ Sophie Revillard Kaufman
                                        ----------------------------------------
                                        Title: Vice President


                                    By: /s/ Richard L. Sted
                                        Title: Senior Vice President


                                    BANQUE PARIBAS

                                        ----------------------------------------

                                    By: /s/ Matthew C. Bishop
                                       Title: Associate


                                    By: /s/ Lynee A. Lueders
                                       Title: Director

                                        ----------------------------------------

                                    BAYERISCHE LANDESBANK
                                    GIROZENTRALE CAYMAN ISLANDS
                                    BRANCH
                                        ----------------------------------------


                                    By: /s/ Peter Oberman
                                       Title: Senior Vice President


                                    By: /s/ Martha Asma
                                        ----------------------------------------
                                        Title: Vice President

                                    CIBC INC.
                                        ----------------------------------------


                                    By: /s/ S. Stuk
                                       Title:  Executive Director,
                                               CIBC Oppenheimer Corp., as Agent

                                        ----------------------------------------

                                    CITIBANK, N.A.



                                    By: /s/ [illegible]
                                       Title: Attorney-In-Fact

                                        ----------------------------------------

                                    FUJI BANK, LIMITED


                                        ----------------------------------------
                                    By: /s/ Raymond Ventura
                                        Title: Vice President & Manager


                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LIMITED


                                        ----------------------------------------
                                    By: /s/ Shuichi Tajima
                                       Title: Deputy General Manager


                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION

                                        ----------------------------------------

                                    By: /s/ [illegible]
                                       Title: Senior Vice President

                                    NATIONAL CITY BANK


                                        ----------------------------------------
                                    By: /s/ Renold D. Thompson, Jr.
                                       Title: Senior Vice President


                                    PNC BANK, NATIONAL ASSOCIATION

                                        ----------------------------------------

                                    By: /s/ Steffen W. Crowther
                                       Title: Vice President


                                    THE TOKAI BANK, LIMITED (THE)
                                    NEW YORK BRANCH


                                    By: /s/ [illegible]
                                       Title: Assistant General Manager


                                    THE TOYO TRUST & BANKING CO., LTD.

                                        ----------------------------------------

                                    By: /s/ [illegible]
                                       Title: Vice President



                                        ----------------------------------------

                                    YASUDA TRUST AND BANKING COMPANY,
                                    LIMITED



                                    By: /s/ Ron Laudenschlager
                                       Title: Senior Vice President

                                                                     EXHIBIT A-1


                          FORM OF REVOLVING CREDIT NOTE



Stated Principal Amount:  $_______                          New York, New York
Lender:  ________________                                   November ___, 1997


      FOR VALUE RECEIVED, the undersigned, LORAL SPACECOM CORPORATION, a _______ corporation (the "Company"), hereby unconditionally promises to pay to the order of the Lender shown above (the "Lender") at the office of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, located at [_____________], in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) the Stated Principal Amount shown above, or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 5.3 and 5.14 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.

      This Note (a) is one of the Revolving Credit Notes referred to in the Amended and Restated Credit and Participation Agreement dated as of November ___, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Space Systems/Loral, Inc., the Lender, the other banks and financial institutions from time to time parties thereto, Bank of America National Trust and Savings Association, as Administrative Agent and Istituto Bancario San Paolo di Torino S.P.A., as Selling Bank, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            LORAL SPACECOM CORPORATION



                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                          Schedule A
                                                        to Revolving Credit Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


-----------------------------------------------------------------------------------------------------------------------------------
                               Amount                               Amount of Base Rate
                            Converted to    Amount of Principal of   Loans Converted to  Unpaid Principal Balance
Date  Amount of Base Rate  Base Rate Loans  Base Rate Loans Repaid    Eurodollar Loans      of Base Rate Loans     Notation Made By
             Loans
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                               Amount                               Amount of Base Rate
                            Converted to    Amount of Principal of   Loans Converted to  Unpaid Principal Balance
Date  Amount of Base Rate  Base Rate Loans  Base Rate Loans Repaid    Eurodollar Loans      of Base Rate Loans     Notation Made By
             Loans
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



---------------------------------------------------------------------------------------------------------------
                                             Interest Period and   Amount of Principal of  Amount of Eurodollar
          Amount of       Amount Converted   Eurodollar Rate with     Eurodollar Loans      Loans Converted to
Date  Eurodollar Loans  to Eurodollar Loans    Respect Thereto             Repaid             Base Rate Loans
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


-------------------------------------
          Unpaid Principal
      Balance of Eurodollar  Notation
Date           Loans          Made By
-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

---------------------------------------------------------------------------------------------------------------
                                             Interest Period and   Amount of Principal of  Amount of Eurodollar
          Amount of       Amount Converted   Eurodollar Rate with     Eurodollar Loans      Loans Converted to
Date  Eurodollar Loans  to Eurodollar Loans    Respect Thereto             Repaid             Base Rate Loans
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

-------------------------------
   Unpaid Principal
Balance of Eurodollar  Notation
         Loans          Made By
-------------------------------

-------------------------------

                                                                     EXHIBIT A-2


                                FORM OF TERM NOTE



Stated Principal Amount $                                   New York, New York
Lender:  ____________________                               November ___, 1997


      FOR VALUE RECEIVED, the undersigned, LORAL SPACECOM CORPORATION, a [____________] corporation (the "Company"), hereby unconditionally promises to pay to the order of the Lender shown above (the "Lender") at the office of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, located at [__________________], in lawful money of the United States of America and in immediately available funds, the principal amount of the Stated Principal Amount shown above, or, if less, the unpaid principal amount of the Term Loan made by the Lender pursuant to subsection 3.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 3.3 of such Credit Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 5.3 and 5.4 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Term Loan.

      This Note (a) is one of the Term Notes referred to in the Amended and Restated Credit and Participation Agreement dated as of November , 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Space Systems/Loral, Inc., the Lender, the other banks and financial institutions from time to time parties thereto, Bank of America National Trust and Savings Association, as administrative agent and Istituto Bancario San Paolo di Torino S.P.A., as Selling Bank, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                              LORAL SPACECOM CORPORATION



                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                                    Schedule A
                                                               to Term Loan Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


---------------------------------------------------------------------------------------------------------------------------
                                   Amount                                   Amount of Base Rate
                                Converted to      Amount of Principal of     Loans Converted to    Unpaid Principal Balance
Date    Amount of Base Rate    Base Rate Loans    Base Rate Loans Repaid      Eurodollar Loans        of Base Rate Loans
               Loans
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

----------------


Date   Notation Made By

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

-------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                   Amount                                   Amount of Base Rate
                                Converted to      Amount of Principal of     Loans Converted to    Unpaid Principal Balance
Date    Amount of Base Rate    Base Rate Loans    Base Rate Loans Repaid      Eurodollar Loans        of Base Rate Loans
               Loans
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

----------------


Notation Made By

----------------

================

                                                                      Schedule B
                                                               to Term Loan Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



------------------------------------------------------------------------------------------------------------------------
                                                   Interest Period and    Amount of Principal of    Amount of Eurodollar
            Amount of        Amount Converted     Eurodollar Rate with       Eurodollar Loans        Loans Converted to
Date    Eurodollar Loans    to Eurodollar Loans      Respect Thereto              Repaid               Base Rate Loans
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

----------------------------------------
  Unpaid Principal
       Balance of Eurodollar    Notation
Date          Loans             Made By
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                   Interest Period and    Amount of Principal of    Amount of Eurodollar
            Amount of        Amount Converted     Eurodollar Rate with       Eurodollar Loans        Loans Converted to
Date    Eurodollar Loans    to Eurodollar Loans      Respect Thereto              Repaid               Base Rate Loans
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

---------------------------------
  Unpaid Principal
Balance of Eurodollar    Notation
        Loans             Made By
---------------------------------

---------------------------------

                                                                    EXHIBIT B TO
                                                     AMENDED AND RESTATED CREDIT
                                                     AND PARTICIPATION AGREEMENT


                     FORM OF COMMITMENT TRANSFER SUPPLEMENT


            COMMITMENT TRANSFER SUPPLEMENT dated as of the date set forth in
Item 1 of Schedule I hereto among the Transferor Bank set forth in Item 2 of
Schedule I hereto (the "Transfer Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS CORPORATION, as agent for the Banks and the Selling Bank under the Credit Agreement described below (in such capacity, the "Administrative Agent").

                               W I T N E S E T H:

            WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 12.6 of the Amended and Restated Credit and Participation Agreement dated as of November __, 1997 among Loral SpaceCom Corporation (the "Borrower"), Space Systems/Loral, Inc., the Transferor Bank and the other financial institutions parties thereto (collectively, the "Banks"; individually, a "Bank"), the Selling Bank named therein, Bank of America National Trust and Savings Association, as Administrative Agent (as amended, supplemented or modified from time to time in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

            WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

            WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1 Upon receipt by the Administrative Agent of a counterpart of this Commitment Transfer Supplement to each of which is attached a fully completed
Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank and any other Person required by the Credit Agreement to execute this Commitment Transfer Supplement, the Administrative Agent will transmit (a) to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of
Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice") and (b) to the Borrower, an executed copy of this Commitment Transfer Supplement. Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall unless otherwise agreed be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

            2. At or before 12:00 Noon, local time of the Transferor Bank on the Transfer

Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the presently outstanding Loans, L/C Participating Interest and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes and other Loan Documents. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty (except to the extent set forth in paragraph 8 hereof), and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Banks's Purchased Percentage of the Commitments and the presently outstanding Loans, L/C Participating Interests and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes and other Loan Documents together with all instruments, documents and collateral security pertaining thereto.

            3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

            4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes and other Loan Documents shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

            (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes and other Loan Documents shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower(s).

            5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note. On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent the Notes for each Purchasing Bank and the Transferor Bank in each case in principal amounts reflecting, in accordance with the Credit Agreement, its Revolving Credit Commitment (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 12.6 of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Notes and will send to the Borrower the superseded Note of the Transferor Bank, marked "Canceled".

            6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

            7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time on the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

            8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent, the Issuing Bank, the Selling Bank and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interests being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, the Letters of Credit, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any or its obligations under the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 6.1 (if requested by such Purchasing Banks), the financial statements delivered pursuant to subsection 8.1 (if requested by such Purchasing Banks), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Transferor Bank, the Selling Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Persons, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 11 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

            9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of subsection 12.6(g) of the Credit Agreement.

            10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages, of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

            11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


            IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                            SCHEDULE I TO
                                                            COMMITMENT
                                                            TRANSFER
                                                            SUPPLEMENT


                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT


Item 1      Date of Commitment [Insert date of Commitment
                    Transfer Supplement: Transfer Supplement]

Item 2      Transferor Bank:        [Insert name of Transferor
                                            Bank];

Item 3      Purchasing Bank[s]:     [Insert name[s] of
                                            Purchasing Bank[s]]

Item 4      Signatures of Parties
                   to Commitment Transfer
                   Supplement:


                                          _______________________________,  as
                                                     Transferor Bank


                                          By____________________________________
                                             Title:


                                          ________________________________, as
                                                     Purchasing Bank


                                          By____________________________________
                                             Title:


                                          ________________________________, as
                                                     Purchasing Bank


                                          By____________________________________
                                             Title:

CONSENTED TO AND ACKNOWLEDGED:

LORAL SPACECOM CORPORATION


By _______________
   Title:


SPACE SYSTEMS/LORAL, INC.


By _______________
   Title:


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative Agent and Issuing Bank


By _______________
   Title:



[Consents required only when
Purchasing Bank is not already
a Bank or Affiliate thereof]

                                                                  SCHEDULE II TO
                                                                  COMMITMENT
                                                                  TRANSFER
                                                                  SUPPLEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS


[Name of Transferor Bank]     Revised Revolving Credit Commitment:      $_______

                              Revised Revolving Credit
                              Commitment Percentage:

                              Revised Additional Letters of             $_______
                              Credit Commitment:

                              Revised Additional Letters
                              of Credit Commitment Percentage:          _______%

                              Revised Term Loan Commitment:             $_______
                              Revised Term Loan Commitment
                              Percentage:                               _______%

                              Revised Export Commitment:                $_______

                              Revised Export Commitment Percentage:     _______%

[Name of Purchasing Bank]     New Revolving Credit Commitment:          $_______

                              New Revolving Credit
                              Commitment Percentage:                    _______%

                              New Additional Letters of
                              Credit Commitment:                        $_______

                              New Additional Letters of
                              Credit Commitment Percentage:             _______%

                              New Term Loan Commitment:                 $_______

                              New Term Loan Commitment
                              Percentage:                               _______%

                              New Export Commitment:                    $_______

                              New Export Commitment Percentage:         _______%


Address for Notices:

________________________________
________________________________
________________________________
Attention:______________________
Telecopier:_____________________

                                                                 SCHEDULE III TO
                                                                 COMMITMENT
                                                                 TRANSFER
                                                                 SUPPLEMENT

                        FORM OF TRANSFER EFFECTIVE NOTICE


To:   Loral SpaceCom Corporation
      [Name of Transferor Bank]
      [Name of each Purchasing Bank]

            The undersigned, as Administrative Agent under the Amended and Restated Credit and Participation Agreement dated as of November __, 1997 among Loral SpaceCom Corporation (the "Borrower"), Space Systems/Loral, Inc., the Banks parties thereto, the Selling Bank and the Administrative Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: Attach copy of
Schedule I from Commitment Transfer Supplement.]

            1. Pursuant to such Commitment Transfer Supplement, you are advised
that the Transfer Effective Date will be             , 19__ [Insert fifth
business day following date of Transfer Effective Notice or other date agreed to by parties].

            2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Note.

            3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Notes, each dated ____________________ [Insert Effective Date]:

            [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

            4. Pursuant to such Commitment Transfer Supplement, each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                    Very truly yours,

Date:_________________              BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION, as
                                      Administrative Agent


                                    By__________________________
                                      Title:

                                                                    EXHIBIT C TO
                                                     AMENDED AND RESTATED CREDIT
                                                     AND PARTICIPATION AGREEMENT


                      FORM OF L/C PARTICIPATION CERTIFICATE


                                                                 _________, 19__


[Name of Bank]
___________________________
___________________________

Dear Sirs:

            Pursuant to subsection 4.4(b) of the Amended and Restated Credit and Participation Agreement dated as of November ___, 1997 (as the same may from time to time be amended, supplemented, or otherwise modified, the "Credit Agreement"; terms defined in the Credit Agreement being used herein with their respective defined meanings) among Loral SpaceCom Corporation, Space Systems/Loral, Inc., the Banks parties thereto, the Selling Bank named therein and Bank of America National Trust and Savings Association, as Administrative Agent, the undersigned hereby acknowledges receipt from you on the date hereof of a L/C Participating Interest in the amount of ____________________ DOLLARS ($__________) in the following Letter of Credit and the L/C Application relating thereto:


                                    Very truly yours,


                                    BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS ASSOCIATION, as
                                      Issuing Bank




                                    By:________________________________________
                                       Title:

                                                                    EXHIBIT D TO
                                                     AMENDED AND RESTATED CREDIT
                                                     AND PARTICIPATION AGREEMENT


                  [Form of Opinion of Willkie Farr & Gallagher]


                                                               November __, 1997



The Banks, the Selling Bank and
 the Administrative Agent
 Referred to Below

Gentlemen:

            We have acted as counsel to Loral Space & Communications Corporation, a Delaware corporation (the "Parent"), Loral SpaceCom Corporation, a Delaware corporation (the "Borrower") and Space Systems/Loral, Inc. ("SS/L"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the following documents (collectively, the "Material Agreements"):

            (a) the Amended and Restated Credit and Participation Agreement, dated as of November 14, 1997 (the "Credit Agreement"), among the Borrower, SS/L, the banks and other financial institutions parties thereto from time to time (collectively, the "Banks"), Istituto Bancario San Paolo di Torino SpA ("San Paolo") as selling bank (in such capacity, the "Selling Bank") and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent");

            (b) the Notes of the Borrower delivered to the Banks under the Credit Agreement, each dated the date hereof; and

            (c) the Guarantee and Collateral Agreement, dated as of November 14, 1997 (the "Guarantee and Collateral Agreement"), made by the Parent, the Borrower and SS/L.

            This opinion is delivered to you pursuant to subsection 7.1(s) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

            In so acting, we have made such examinations of law and have examined certificates of public officials and originals or copies, certified or otherwise identified to our satisfaction, of the Material Agreements and such corporate records, agreements, documents and

The Banks, the Selling Bank and
 the Administrative Agent
November __, 1997
Page 2


other instruments, and such certificates of officers of the Borrower, and the Subsidiaries, as applicable, and have made such inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

            In rendering the opinions set forth below, we have relied, to the extent we deem such reliance proper, upon certificates, representations and warranties of officers of the Borrower with respect to the accuracy of factual matters which were not independently established.

            A. Based upon the foregoing and subject to the qualifications and exceptions set forth in paragraph B hereof, we are of the opinion that:

            1. Each of the Parent, the Borrower and SS/L (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.

            2. Each of the Parent, the Borrower and SS/L has the corporate power and authority to make, deliver and perform each Material Agreement to which it is a party. The Borrower has the corporate power and authority to borrow under the Credit Agreement and the Notes. SS/L has the corporate power and authority to borrow under the Export Loan Agreement, the Export Notes and the Applications.

            3. Each of the Parent, the Borrower and SS/L has taken all necessary corporate action to authorize the execution, delivery and performance of each Material Agreement to which it is a party. The Borrower has taken all necessary corporate action to authorize the extensions of credit on the terms and conditions of the Credit Agreement and the Notes. SS/L has taken all necessary corporate action to authorize the extensions of credit on the terms and conditions of the Export Loan Agreement, the Export Notes and the Applications.

            4. Subject to the qualifications set forth in this paragraph and paragraph B hereof (based upon our review of those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type provided for in the Material Agreements and those court or administrative judgments, orders or decrees, the existence of which has been specifically disclosed to us by the Parent, the Borrower or SS/L), no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority is required in connection with the consummation by the Parent, the Borrower or SS/L of the transactions contemplated by the Material Agreements, the borrowings under the Credit Agreement, the Notes, the Export Loan Agreement, the Export Notes and the Applications or granting of the security interests under the Material Agreements or with the execution, delivery, performance or enforceability by or against the Parent, the Borrower or SS/L of the Material Agreements other than (a) those that have been obtained and are in full force and effect and referenced on the certificate dated the date hereof and delivered by the Parent, the Borrower or SS/L pursuant to subsection 7.1(j) of the Credit Agreement, and (b) consents, authorizations, orders, notifications, filings or registrations individually or in the aggregate the failure of which to obtain or make could not be reasonably expected to have a Material Adverse Effect. We express no opinion, however, as to any such consent, authorization, filing or act (i) the existence or absence of which does not have any material adverse effect on you and does not deprive you of any material benefit under the Loan Documents or (ii) which can be readily cured or obtained without significant delay or expense to you, without loss to you of any material benefit under the Loan Documents and without any material adverse effect on you during the period in which such consent, authorization, filing or act was not obtained or effected.

            5. The Parent, the Borrower and SS/L have duly executed and delivered each Material Agreement to which it is a party. The Credit Agreement and each other Material Agreement (subject to the following provisions) constitutes a legal, valid and binding obligation of the Parent, the Borrower and SS/L to the extent each is a party thereto, enforceable against the

Parent, the Borrower and SS/L, as the case may be, in accordance with its terms, except as provided in paragraph B hereof; provided, however, that the exception provided in paragraph B(3) shall not apply to this Opinion 5.

            6. Subject to the qualifications set forth in this paragraph (based upon our review of those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type provided for in the Material Agreements and those court or administrative judgments, orders or decrees, the existence of which has been specifically disclosed to us by the Borrower), the execution, delivery and performance by the Parent, the Borrower and SS/L of the Material Agreements, the extensions of credit under the Credit Agreement, the Notes, the Export Loan Agreement, the Export Notes and the Applications and the use of the proceeds thereof as contemplated by the Credit Agreement or granting of the security interests under the Material Agreements, the performance of the Parent, the Borrower and SS/L under the Guarantee and Collateral Agreement and the consummation by the Parent, the Borrower and SS/L of the other transactions contemplated thereby will not violate the certificate of incorporation, bylaws or other organizational documents of the Parent, the Borrower or SS/L, any law, rule or regulation of the State of New York or the United States of America or the General Corporation Law of the State of Delaware or any judgment, decree or order known to us of any court or governmental or regulatory authority (each of which is an "Order of Law") and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Order of Law. We express no opinion, however, as to any law, rule or regulation
(i) the existence or absence of which does not have any material adverse effect on you and does not deprive you of any material benefit under the Loan Documents, (ii) which violation or Lien created pursuant thereto can be readily cured without significant delay or expense to you, without loss to you of any material benefit under the Loan Documents and without any material adverse effect on you during the period of such violation or Lien, or (iii) any violation of which results from your status or facts relating specifically to you.

            7. To our knowledge, except as disclosed in Schedule 6.6 to the Credit Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Parent, the Borrower or SS/L or against any of their properties or revenues (a) with respect to the Material Agreements or any of the transactions contemplated thereby, or (b) which, by itself or taken together with other such litigation, would, if adversely determined, we have been advised by officers of the Parent, the Borrower and SS/L, have a Material Adverse Effect.

            8. None of the Parent, the Borrower nor SS/L is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            9. The Guarantee and Collateral Agreement creates in favor of the Administrative Agent a security interest under the New York UCC in the shares of stock of the Issuers identified on Schedule 2 to the Guarantee and Collateral Agreement under the heading "Pledged Securities". With respect to any Pledged Shares which may constitute "certificated securities" as defined in Section 8-102(A)(4) of the New York UCC (the "New York Certificated Securities"), upon the delivery of certificates representing the New York Certificated Securities to the Administrative Agent in the State of New York the security interest of the Administrative Agent in such New York Certificated Securities will be perfected, and, assuming that the

Administrative Agent acquires its interest in the New York Certificated Securities in good faith and without notice of any adverse claims and that each New York Certificated Security is either in bearer form or in registered form, issued or indorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in the New York Certificated Securities free of adverse claims.

            B. The opinions expressed herein are, however, subject to the following:

            1. We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, to the extent that the same may apply to or govern the transactions contemplated by the Material Agreements.

            2. The opinions set forth in Paragraph A, insofar as they relate to the enforceability of any Material Agreement, are subject to applicable bankruptcy, insolvency, reorganization, moratorium, Federal and state fraudulent conveyance and similar laws affecting or limiting the enforcement or creditors' rights generally and to equitable principles affecting the availability of equitable relief (regardless of whether enforcement is considered in a proceeding in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, or to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or might decline to order any of the Loan Parties to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Such requirement might be applied, for example, to any provision of the Material Agreements purporting to authorize conclusive determinations by any Bank or the Administrative Agent. Insofar as provisions contained in the Material Agreements provide for indemnification, the enforcement thereof may be limited by public policy considerations.

            3. We have made no independent investigations except as specifically set forth herein.

            4. We express no opinion as to the Material Agreements insofar as they (i) provide that any entity or person purchasing a participation from any Bank or the Selling Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or (ii) authorize any Bank or the Selling Bank or the Administrative Agent to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by any Bank or the Selling Bank or Administrative Agent to or for the account of the Borrower.

            5. We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank or the Selling Bank or the Administrative Agent (or any assignee of any of the rights and/or obligations of any Bank or the Selling Bank or the Administrative Agent under the Loan Documents) may be located or wherein enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

            6. We express no opinion as to (i) whether a Federal or state court outside of the

State of New York would give effect to the choice of New York law provided for in the Material Agreements, (ii) sections in any of the Material Agreements insofar as such sections relate to the waiver of trial by jury, (iii) the waiver of defenses and the waiver of objection to venue set forth in the Material Agreements with respect to proceedings in the courts specified therein, (iv) the enforceability of any provision providing for the rate of interest payable after a judgment or (v) sections in any of the Material Agreements insofar as such sections relate to the subject matter jurisdiction of the courts specified therein to adjudicate any controversy related to such Material Agreements.

            7. We have assumed that all parties other than the Parent, the Borrower and SS/L have duly authorized, executed and delivered the Material Agreements to which they are a party.

            8. We have assumed that you, as well as all other parties other than the Parent, the Borrower and SS/L, have all requisite power and authority and have taken all necessary action to consummate the transactions contemplated by the Material Agreements.

            9. This opinion has been issued solely for the benefit of the Administrative Agent, the Selling Bank and the Banks and no one else has the right to rely upon it. We further advise you that we are not assuming any obligation to notify the Administrative Agent, the Selling Bank or any Bank of any changes in this opinion as a result of any facts or changes in law that may come to our attention in the future which may cause a change in this opinion.


                                    Very truly yours,

                                                                    EXHIBIT E TO
                                                 AMENDED AND RESTATED CREDIT AND
                                                         PARTICIPATION AGREEMENT








                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                    LORAL SPACE & COMMUNICATIONS CORPORATION,


                           LORAL SPACECOM CORPORATION


                         and certain of its Subsidiaries


                                   in favor of


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Administrative Agent



                          Dated as of November 14, 1997

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
SECTION 1.  DEFINED TERMS..................................................  2
         1.1  Definitions..................................................  2

SECTION 2.  GUARANTEES.....................................................  4
         2.1  Guarantee of Borrower Obligations............................  4
         2.2  Guarantee by Borrower of SS/L Obligations....................  5
         2.3  Right of Contribution........................................  5
         2.4  No Subrogation...............................................  5
         2.5  Amendments, etc. with respect to the Borrower Obligations....  6
         2.6  Guarantee Absolute and Unconditional.........................  6
         2.7  Reinstatement................................................  7
         2.8  Payments.....................................................  7

SECTION 3.  GRANT OF SECURITY INTEREST.....................................  8

SECTION 4.  REPRESENTATIONS AND WARRANTIES.................................  8
         4.1  Representations in Credit Agreement; Parent Representations..  8
         4.2  Title; No Other Liens........................................  9
         4.3  Perfected First Priority Liens............................... 10
         4.4  Chief Executive Office....................................... 10
         4.5  Pledged Securities........................................... 10

SECTION 5.  COVENANTS...................................................... 10
         5.1  Covenants in Credit Agreement................................ 10
         5.2  Delivery of Instruments and Chattel Paper.................... 10
         5.3  Payment of Obligations....................................... 11
         5.4  Maintenance of Perfected Security Interest; Further
              Documentation................................................ 11
         5.5  Changes in Locations, Name, etc.............................. 11
         5.6  Notices...................................................... 11
         5.7  Pledged Securities........................................... 12

SECTION 6.  REMEDIAL PROVISIONS............................................ 13
         6.1  Pledged Securities........................................... 13
         6.2  Proceeds to be Turned Over To Administrative Agent........... 14
         6.3  Application of Proceeds...................................... 14
         6.4  Code and Other Remedies...................................... 14
         6.5  Registration Rights.......................................... 15
         6.6  Waiver; Deficiency........................................... 16

SECTION 7.  THE ADMINISTRATIVE AGENT....................................... 16
         7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc.. 16
         7.2  Duty of Administrative Agent................................. 17
         7.3  Execution of Financing Statements............................ 18
         7.4  Authority of Administrative Agent............................ 18

                                                                           Page

SECTION 8.  MISCELLANEOUS.................................................. 18
         8.1  Amendments in Writing........................................ 18
         8.2  Notices...................................................... 18
         8.3  No Waiver by Course of Conduct; Cumulative Remedies.......... 18
         8.4  Enforcement Expenses; Indemnification........................ 19
         8.5  Successors and Assigns....................................... 19
         8.6  Set-Off...................................................... 19
         8.7  Counterparts................................................. 20
         8.8  Severability................................................. 20
         8.9  Section Headings............................................. 20
         8.10  Integration................................................. 20
         8.11  GOVERNING LAW............................................... 20
         8.12  Submission To Jurisdiction; Waivers......................... 20
         8.13  Acknowledgements............................................ 21
         8.14  WAIVER OF JURY TRIAL........................................ 21
         8.15  Additional Grantors......................................... 21
         8.16  Releases.................................................... 21

                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 14, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Banks") from time to time parties to the Amended and Restated Credit and Participation Agreement, dated as of November 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LORAL SPACECOM CORPORATION (the "Borrower"), SPACE SYSTEMS/LORAL, INC. ("SS/L"), INSTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A. ("San Paolo"), the Banks and the Administrative Agent.


                               W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make extensions of credit to the Borrower and SS/L upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Banks;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Banks, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Instruments and Investment Property.

            (b) The following terms shall have the following meanings:

            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans, Export Participations and L/C Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, Export Participations and L/C Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Bank (or any Affiliate of any Bank) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Collateral": as defined in Section 3.

            "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.2.

            "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

            "Guarantors": the collective reference to each Grantor other than the Borrower.

            "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Issuers": the collective reference to each issuer of a Pledged Security.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

            "Pledged Securities": the Investment Property constituting the shares of Capital Stock listed on Schedule 2, together with (except as limited by Section 4.5(a)) any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Securities Act": the Securities Act of 1933, as amended.

            "SS/L Obligations": the collective reference to the unpaid principal of and interest on the Export Loans and Export Participations and all other obligations and liabilities of SS/L (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Export Loans and Export Participations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to SS/L, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or the Export Loan Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by SS/L pursuant to the terms of any of the foregoing agreements).

            1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                              SECTION 2. GUARANTEES

            2.1 Guarantee of Borrower Obligations. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Banks and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) The Parent shall have no liability for the payment of any Obligations, and in any action or suit to collect any Obligations the Administrative Agent and the Banks shall not seek any in personam judgment against the Parent or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations of the Parent. Nothing contained in this Section 2.1 shall be construed to impair the validity of the Obligations or of this Agreement or to impair in any way the right of the Administrative Agent and the Banks to exercise their rights and remedies under the Credit Agreement, the Notes, this Agreement or any other Loan Document in accordance with their respective terms.

            (c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.3).

            (d) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2.1 or affecting the rights and remedies of the Administrative Agent or any Bank hereunder.

            (e) The guarantee contained in this Section 2.1 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

            (f) No payment made by any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Bank from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment

(other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

            2.2 Guarantee by Borrower of SS/L Obligations. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks and their respective successors, endorsees, transferees and assigns, the SS/L Obligations.

            (b) No payment made by the Borrower, any of the Guarantors other than SS/L, any other guarantor or any other Person or received or collected by the Administrative Agent or any Bank from the Borrower, any of the Guarantors other than SS/L, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the SS/L Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the Borrower in respect of the SS/L Obligations or any payment received or collected from the Borrower in respect of the SS/L Obligations), remain liable for the SS/L Obligations.

            2.3 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Banks, and each Guarantor shall remain liable to the Administrative Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

            2.4 No Subrogation. Notwithstanding any payment made by any Guarantor or the Borrower hereunder or any set-off or application of funds of any Guarantor or the Borrower by the Administrative Agent or any Bank, neither any Guarantor nor the Borrower shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against the Borrower, SS/L or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Borrower Obligations or the SS/L Obligations, nor shall any Guarantor or the Borrower seek or be entitled to seek any contribution or reimbursement from the Borrower, SS/L or any other Guarantor in respect of payments made by such Guarantor or the Borrower, as the case may be, hereunder, until all amounts owing to the Administrative Agent and the Banks by the Borrower on account of the Borrower Obligations and the SS/L Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor or the Borrower, as the case may be, on account of such subrogation rights at any time when all of the Borrower Obligations or the SS/L Obligations shall not have been paid in full, such amount shall be held by such Guarantor or the Borrower, as the case may be in trust for the Administrative Agent and the Banks, segregated from other funds of such Guarantor or the Borrower, as the case may be, and shall, forthwith upon receipt by such Guarantor or the Borrower, as the case may be, be turned over to the Administrative Agent in the exact form received by such Guarantor or the Borrower, as the case may be (duly indorsed by such Guarantor or the Borrower, as the case may be, to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            2.5 Amendments, etc. with respect to the Borrower Obligations and the SS/L Obligations. Each Guarantor and the Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor or the Borrower and without notice to or further assent by any Guarantor or the Borrower, any demand for payment of any of the Borrower Obligations or the SS/L Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank and any of the Borrower Obligations or the SS/L Obligations continued, and the Borrower Obligations or the SS/L Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or, pursuant to the respective terms of the Credit Agreement and the other Loan Documents, the Required Banks or all Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Borrower Obligations or the SS/L Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or the SS/L Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

            2.6 Guarantee Absolute and Unconditional. Each Guarantor and the Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and the SS/L Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon its guarantee contained in this Section 2 or acceptance of its guarantee contained in this Section 2; the Borrower Obligations and the SS/L Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings by and among the Borrower, SS/L and any of the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2. Each Guarantor and the Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations and the SS/L Obligations. Each Guarantor and the Borrower understands and agrees that its guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, SS/L or any other Person against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or SS/L for the Borrower Obligations or the SS/L Obligations, or of such Guarantor under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower or any Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, SS/L, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or the SS/L Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, SS/L, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, SS/L, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower or any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Bank against the Borrower or any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.7 Reinstatement. The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or the SS/L Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, SS/L or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, SS/L or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.8 Payments. Each Guarantor and the Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 1850 Gateway Boulevard, Concord, California 94520.


                      SECTION 3. GRANT OF SECURITY INTEREST

            Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Banks, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

            (a) all Investment Property constituting Pledged Securities;

            (b) all books and records pertaining to the Collateral; and

            (c) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Bank that:

            4.1 Representations in Credit Agreement; Parent Representations. (a) In the case of each Guarantor, the representations and warranties set forth in
Section 6 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Bank shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1(a), be deemed to be a reference to such Guarantor's knowledge.

            (b) In the case of the Parent:

                   (i) the Parent (w) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (x) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (z) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ii) The Parent has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Parent is a party except for filings of financing statements in connection with the security interests under the New York UCC. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iii) The execution, delivery and performance of the Loan
            Documents to which the Parent is a party will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

                  (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

            4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Banks pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Banks, pursuant to this Agreement or as are permitted by the Credit Agreement.

            4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Banks, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

            4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

            4.5 Pledged Securities. (a) The shares of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor; provided that in the case of any Issuer which is organized under the laws of a jurisdiction outside the United States, such shares constitute no more than 65% of the issued and outstanding share of any class of voting Capital Stock.

            (b) All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable.

            (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.


                              SECTION 5. COVENANTS

            Each Grantor covenants and agrees with the Administrative Agent and the Banks that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

            5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, but Grantors shall be entitled to assume that the Administrative Agent retains possession of all Investment Property delivered to it in certificated form.

            (b) Such Grantor will furnish to the Administrative Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

            (a) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

            (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

            5.6 Notices. Such Grantor will advise the Administrative Agent and the Banks promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            5.7 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Banks, hold the same in trust for the Administrative Agent and the Banks and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Banks, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer to a Person other than a Grantor, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

            (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.1(c) and 6.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 with respect to the Pledged Securities issued by it.


                         SECTION 6. REMEDIAL PROVISIONS

            6.1 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant

Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

            6.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Banks, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Banks) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 0.

            6.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

            6.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            6.5 Registration Rights. (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged

Securities pursuant to this Section 6.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and the Banks, that the Administrative Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement; provided that notwithstanding anything herein to the contrary, no Grantor shall be required to assist in the registration of Pledged Securities under applicable securities laws.

            6.6 Waiver; Deficiency. Each Grantor, to the extent permitted by applicable law, waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor (other than the Parent) shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Bank to collect such deficiency.


                       SECTION 7. THE ADMINISTRATIVE AGENT

            7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

             (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

            (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iii) execute, in connection with any sale provided for in Section
      6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Banks' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Bank nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Banks hereunder are solely to protect the Administrative Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Bank to exercise any such powers. The Administrative Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.

            7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

            8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 12.1 of the Credit Agreement.

            8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 12.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

            8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to each Bank and of counsel to the Administrative Agent.

            (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 12.5 of the Credit Agreement.

            (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

            8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Bank at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Bank hereunder and claims of every nature and description of the Administrative Agent or such Bank against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Bank of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the

Administrative Agent and each Bank under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

            8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

            8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            8.13  Acknowledgements.  Each Grantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Banks, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Grantors and the Banks.

            8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            8.16 Releases. (a) At such time as the Loans, the L/C Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

            (c) If the ratio of (x) Funded Debt of the Borrower and its Subsidiaries on the last day of any fiscal quarter to (y) Consolidated EBITDA for any such fiscal quarter shall be less than 3.00 to 1.00 and shall remain less than 3.00 to 1.00 for two consecutive fiscal quarters, upon the request of the Borrower the security interests in the Collateral (but not the guarantees under Section 2 hereof) created herein shall be terminated and released and the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                    LORAL SPACE & COMMUNICATIONS
                                      CORPORATION



                                    By:
                                       Title:
                                         _______________________________________

                                    LORAL SPACECOM CORPORATION



                                    By:
                                       Title:
                                         _______________________________________

                                    SPACE SYSTEMS/LORAL, INC.



                                    By:
                                       Title:
                                         _______________________________________





                                    By:
                                       Title:
                                         _______________________________________

                                                                      Schedule 1



                         NOTICE ADDRESSES OF GUARANTORS


Loral Space & Communications Corporation
600 Third Avenue
New York, New York
Attention:  Nicholas Moren
Telephone:  (212) 697-1105
Telecopy:   (212) 867-5248


Loral SpaceCom Corporation
600 Third Avenue
New York, New York
Attention:  Nicholas Moren
Telephone:  (212) 697-1105
Telecopy:   (212) 867-5248


Space Systems/Loral, Inc.
600 Third Avenue
New York, New York
Attention:  Nicholas Moren
Telephone:  (212) 697-1105
Telecopy:   (212) 867-5248

                                                                      Schedule 2



                        DESCRIPTION OF PLEDGED SECURITIES


            Issuer            Class of Stock    Stock Certificate No.    No. of
                                                                         Shares
Loral SpaceCom Corporation        Common                  1               100
Space Systems/Loral, Inc.         Common                 28              4,000

                                                                      Schedule 3



                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS



                         Uniform Commercial Code Filings


                   New York: Office of the Secretary of State
                              New York County Clerk

                  California: Office of the Secretary of State

                   Delaware: Office of the Secretary of State


                   Actions with respect to Pledged Securities


                  Possession of Certificates, delivered in bearer form or in registered form, issued or indorsed in blank, with the Administrative Agent acquiring its interest in the Certificates in good faith and without notice of adverse claims.

                                                                      Schedule 4




       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                Grantor                  Chief Executive       Jurisdiction of
                                              Office             Organization
Loral Space & Communications            600 Third Avenue       Delaware
Corporation                             New York, NY  10016

Loral SpaceCom Corporation              600 Third Avenue       Delaware
                                        New York, NY  10016

Space Systems/Loral, Inc.               600 Third Avenue       Delaware
                                        New York, NY  10016

                          ACKNOWLEDGEMENT AND CONSENT*


      The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of November 14, 1997 (the "Agreement"), made by the Grantors parties thereto for the benefit of Bank of America National Trust and Savings Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Banks as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

      3. The terms of Sections 6.1(a) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(a) or 6.5 of the Agreement.

                                    [NAME OF ISSUER]



                                    By _________________________________________

                                    Title ______________________________________

                                    Address for Notices:

                                    ____________________________________________
                                    ____________________________________________
                                         _______________________________________

                                    Fax:

--------
      * This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



            ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of THE BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Banks") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                               W I T N E S E T H :


            WHEREAS, LORAL SPACECOM CORPORATION (the "Borrower"), SPACE SYSTEMS/LORAL, INC., the Banks and the Administrative Agent have entered into an Amended and Restated Credit and Participation Agreement, dated as of November 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Banks;

            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby (a) grants to the Administrative Agent, for the ratable benefit of the Banks, a security interest in the Collateral (as defined in the Guarantee and Collateral Agreement), (b) becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and (c) without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________** to the Guarantee and Collateral

---------------------
**  Refer to each Schedule which needs to be supplemented.

                                                                            Page

Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    [ADDITIONAL GRANTOR]



                                    By:________________________________
                                       Name:
                                       Title:


                                      -ii-